CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                  EXHIBIT 10.1

                      DEVELOPMENT & DISTRIBUTION AGREEMENT

                                 BY AND BETWEEN

                                   IPSEN LTD.

                                       AND

                                AESTHETICA, LTD.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                      DEVELOPMENT & DISTRIBUTION AGREEMENT

1.       DEFINITIONS.............................................................................................     1
2.       APPOINTMENT.............................................................................................     5
3.       DEVELOPMENT AND REGULATORY PROGRAM......................................................................     6
4.       REVIEW COMMITTEE........................................................................................    12
5.       PRODUCT MANUFACTURE AND SUPPLY..........................................................................    14
6.       CONSIDERATION...........................................................................................    18
7.       FUTURE PRODUCTS.........................................................................................    22
8.       MARKETING AND PROMOTION OF THE PRODUCT..................................................................    23
9.       REPORTS.................................................................................................    25
10.      Ipsen PROMOTION OF THE PRODUCTS IN THE TERRITORY........................................................    26
11.      PROCEDURES REGARDING TECHNICAL MATTERS..................................................................    26
12.      INTELLECTUAL PROPERTY...................................................................................    27
13.      NON COMPETITION.........................................................................................    30
14.      WARRANTIES..............................................................................................    30
15.      Ipsen DELIVERY COVENANT.................................................................................    32
16.      LIABILITIES - INDEMNIFICATION...........................................................................    33
17.      CONFIDENTIALITY.........................................................................................    36
18.      PUBLICATION - ANNOUNCEMENT..............................................................................    37
19.      TERM - TERMINATION......................................................................................    37
20.      MISCELLANEOUS...........................................................................................    40

APPENDICES:

APPENDIX 1 - CURRENT PRODUCT SPECIFICATIONS (9 pages omitted)

APPENDIX 2 - U.S. PROGRAM (NON-U.S. PROGRAM to be attached in accordance with
             Article 3.3.1) (4 pages omitted)

APPENDIX 3 - [INTENTIONALLY DELETED]

APPENDIX 4 - PRODUCT DATA FORWARDED TO MEDICIS

APPENDIX 5 - TRADEMARK(S)

APPENDIX 6 - MEDICIS DISTRIBUTION SYSTEM

APPENDIX 7 - LIST OF INITIAL MEMBERS OF REVIEW COMMITTEE

APPENDIX 8 - PRODUCT SUPPLY PRICE

APPENDIX 9 - TRADEMARK(S) LICENSE AGREEMENT [FILED AS EXHIBIT 10.2 TO FORM 10-Q]

APPENDIX 10 - [INTENTIONALLY DELETED]

APPENDIX 11 - TRADEMARK ASSIGNMENT AGREEMENT [FILED AS EXHIBIT 10.3 TO FORM 10-Q]

APPENDIX 12 - LIST OF AGREEMENTS TO BE TRANSFERRED (7 pages omitted)

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                      DEVELOPMENT & DISTRIBUTION AGREEMENT

This Development & Distribution Agreement (Agreement) is entered into by and between Ipsen Ltd., a company organized and existing under the laws of England, with registered offices located at 190 Bath Road, Slough, Berkshire SL1 3XE, United Kingdom ("Ipsen"), and Aesthetica Ltd., a company organized under the laws of Bermuda, located at Dorchester House, 7 Church Street, Hamilton HM 11, Bermuda ("Medicis"), a wholly owned subsidiary of Medicis Pharmaceutical Corporation, a Delaware corporation

WHEREAS Ipsen has exclusive rights to certain Know-How related to formulation(s) of botulinum toxin(s).

WHEREAS Ipsen is engaged, directly or through companies affiliated to the Ipsen Group, in the development, registration, distribution and promotion world-wide of said formulations in the form of pharmaceutical specialties for human use, and has acquired valuable and proprietary Know-How in connection therewith.

WHEREAS Medicis is engaged in the development, registration, manufacture, distribution and promotion of pharmaceuticals and medical devices and has acquired experience and Know-How in the development, registration, distribution and promotion of products for aesthetic uses.

WHEREAS Medicis wishes to develop, have registered with regulatory authorities, distribute and promote in the U.S.A., Canada and Japan, Ipsen's current and any future formulations of botulinum toxin(s) in the form of pharmaceutical specialty for aesthetic use.

WHEREAS Medicis is well informed about the present stage of development, distribution and promotion of formulations of botulinum toxin(s) competing with Ipsen's formulations, and about the potential progress thereof as well as about the overall situation as to competition among botulinum toxin based products, and Medicis has taken such facts into consideration before signing this Agreement.

WHEREAS Ipsen shall remain free to undertake research, development, registration, distribution and promotion worldwide of Ipsen's formulations of botulinum toxin(s) for all human uses except as expressly provided for in this Agreement.

NOW THEREFORE, IN CONSIDERATION OF THE PREMISES SET FORTH ABOVE AND INTENDING TO BE LEGALLY BOUND, THE PARTIES HAVE AGREED AS FOLLOWS:

1. DEFINITIONS

As used in this Agreement, the following terms have the meanings indicated below:

Affiliate         means, in relation to any party, any person, corporation or entity which directly or indirectly controls, is controlled by or under common control with such party. Control shall be deemed to exist if a party beneficially owns more than 50% of the share capital and/or of the voting rights of such a person, corporation or entity. An Affiliate shall not be considered a Third Party under this Agreement.

Bundled Product(s) means Product(s) sold or otherwise transferred or delivered to a Third Party with one or more other products or services in circumstances where the price of the Product(s) is either not shown separately on the invoice, or is shown as nil (free of charge) on a separate document in relation to the Product(s) or to a portion of the quantities of Product(s) vials.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

cGMP means the current interpretation and implementation of Good Manufacturing Practices.

Commercial        Sale means the transfer, delivery, or sale, whether at retail, wholesale or otherwise, of Product(s) or Bundled Product(s) to
                  (i) by Medicis or its Affiliates to McKesson or any other approved equivalent full-service distributor or (ii) in the event Commercial Sales of Products hereunder are not made through McKesson (or any other approved equivalent full-service distributor) by Medicis, or its Affiliates or an appointed distributor to a Third Party.

Confidentiality   mean the confidentiality agreement of September 19, 2005
Agreements        between Ipsen Biopharm Ltd and Medicis and the mutual
                  confidentiality agreement of December 21, 2005 between Ipsen
                  Ltd and Medicis.

Cost of Goods     means the invoice price paid by Medicis to Ipsen for the
Sold              Product and/or any future Product, together with all royalties paid by Medicis to Ipsen pursuant to this Agreement.

Current Product   means, with respect to each country of the Territory the
                  Product which is the object of the Development and Regulatory
                  Program and which is then the object of a first Regulatory
                  Approval in such country. The Current Product could, for example and without limitation, be vials containing either *** units, *** units, or *** units of botulinum toxin type A activity per vial. The specifications of the vials containing
                  *** of botulinum toxin type A activity per vial are set forth in Appendix 1 hereto, and made a part hereof. The parties acknowledge that, as regards the *** units, the actual content of the vial may vary depending on the requirements of the relevant regulatory authorities and may, for example, contain
                  ***units or ***units of clostridium botulinum type A toxin instead of ***units.

Development and   means all development activities, including clinical trials
Regulatory        with respect to any Product in order to obtain Regulatory
Program           Approvals for such Product in one or more indications selected in the Field by Ipsen after prior consultation with Medicis, in any or all countries of the Territory, as agreed upon by the parties as of the Effective Date and from time to time after the Effective Date in accordance with Articles 3 and 4 hereof.

Effective Date    means the Termination Date under that certain Termination
                  Agreement dated as of December 20, 2005, by and between Ipsen and Inamed Corporation.

FDA               means the United States Food and Drug Administration.

Field Customers   means plastic surgeons, dermatologists, and any other
                  persons practicing aesthetic medicine and located in the Territory, including, but not limited to, ear, nose and throat specialists, ophthalmologists, obstetric and gynecology specialists and general practitioners constituting the Medicis
                  Customer Base at any time.

Field             ***

GAAP means United States of America generally accepted accounting principles.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Good              means the requirements found in the legislations, regulations,
Manufacturing     and administrative provisions for methods to be used in, and
Practice          the facilities or controls to be used for, the manufacturing, processing, packing, and/or holding of a drug to assure that such drug meets the requirements as to safety, and has the identity and strength, and meets the quality characteristics that it purports or is represented to possess, all of which as defined by the competent authorities of each country of the Territory where and at the time Medicis sells the Product in each such country.

Gross Profit      means Net Sales minus Cost of Goods Sold,  divided by Net
Margin            Sales, expressed as a percentage, all calculated in accordance with then-current GAAP applied in a consistent manner in accordance with the accounting practices of Medicis.

Medicis Customer  means those Field Customers identified by Medicis to Ipsen
Base prior to the Effective Date, together with such additional Field Customers as are identified for inclusion by Medicis and accepted by Ipsen, on or after the Effective Date, in accordance with the quarterly update procedure set forth in
                  Article 8.6 of this Agreement.

Know-How means any information, whether patented, patentable or not, developed or obtained by or on behalf of Ipsen, its Affiliates, authorized licensees, sub-licensees, or Ipsen's or any Ipsen Affiliate's Third Party partners or contractors, which relates to the research, development, manufacture, registration, distribution and promotion of the Current Product and any future Products and which is reasonably necessary for the purpose of this Agreement, including but not limited to the data listed in Appendix 4 hereto, as well as any data contained in the documentation disclosed to Medicis under Confidentiality Agreements or under this Agreement.

Net Sales         means the actual amount invoiced for Commercial Sale of
                  a Product under this Agreement (A) by Medicis or its Affiliates to McKesson or any other equivalent full-service distributor (with Ipsen's prior written approval as further detailed in this paragraph) or (B) in the event Commercial
                  Sales of Products hereunder are not made through McKesson (or any other approved equivalent full-service distributor) by Medicis, or its Affiliates or an appointed distributor to a Third Party, in each case of clause (A) or (B), after deducting the following, to the extent actually incurred or allowed with respect to such sale: (i) normal and customary trade, cash and/or quantity discounts, credits or rebates, including any volume, formulary or other positioning discounts, credits or rebates paid or credited to the Third
                  Party; (ii) import, export, sales, use, excise and other consumption taxes and custom duties or tariffs, to the extent and up to the amount mentioned in that respect on the invoice, and any other governmental charges imposed upon the importation, use or sale of a Product; (iii) actual freight, insurance and other transportation charges; (iv) compulsory discounts, rebates, or payments (including retroactive price reductions or statutorily required reimbursement) mandated by, granted, credited, accrued, or paid for compliance with local, state, provincial or federal law or regulation; (v) allowances or credits to customers on account of recalls, rejection or return of Product (including for spoiled, damaged and/or outmoded goods) in the ordinary course of business; and (vi) the bad debts actually incurred by Medicis in respect of the resale of the Products, computed in accordance with then-current GAAP applied in a consistent manner in accordance with the

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  accounting practices of Medicis. Medicis will provide Ipsen with a complete and accurate summary of its accounting practices as in effect from time to time relating to the write down and write off of bad debts, for Ipsen's reasonable comments (if any) which Medicis shall use its commercial reasonable efforts to take into account when determining Net Sales. Net Sales will not include any Product supplied free of charge as commercial samples or used free of charge for testing, training or for clinical or marketing studies. Any other Product sold or otherwise transferred other than in an arm's-length transaction or in exchange for other property (e.g., barter), and any Bundled Product, shall be deemed invoiced at the Product market price established by the seller in its general conditions of sales, in the relevant country of sale, or failing such general conditions, at the arm's length price that the seller would generally or in the average invoice for such Product alone.

                  In the event discounts or rebates to the gross invoiced or charged price are given in connection with the sale of goods or services other than the Products, or for consideration or purposes other than the sale, transfer or delivery of the Products, the gross sales price invoiced for the concerned Products shall be deemed to be increased to an amount equal to the concerned Product's market price or arm's length price as described above.

                  The parties agree, with respect to Products sold hereunder, in the event Medicis enters into a distribution agreement with McKesson similar to the one entered into in with McKesson on 1 April 2004, that the sale margin made by McKesson on the Product shall be inferior or equal to ***%.

                  In case Medicis wishes to enter into a full-service agreement with another distributor, with respect to Products sold hereunder, Medicis shall obtain Ipsen's prior written approval as to the identity of such distributor and the terms of the proposed distribution agreement (such approval being not unreasonably withheld or delayed).

Non-U.S. Program  means the portion of the Development and Regulatory Program applicable to the Current Product in Canada and Japan, as initially agreed upon by the parties after the Effective Date in accordance with Article 3.3.1 and set forth in Appendix 2 to this Agreement.

Product means any and all existing (as on the Effective Date) and/or all future formulations of botulinum toxin(s), regardless of type, in finished saleable form, developed, manufactured, distributed or marketed by Ipsen or its Affiliates.

Product           shall have the meaning ascribed to it in Article 7.1 of this
Extension         Agreement.

Regulatory        means all approvals and decisions from the relevant regulatory
Approval(s)       authorities in the Territory (or such supra-national
                  authorities that may have jurisdiction in the Territory) necessary to lawfully import, distribute, promote, and administer to humans, the Product(s) for indications within the Field in the Territory.

Review Committee  means the committee established by the parties pursuant to
                  Article 4 below.

Specifications    means the Product(s) specification(s) set out in any
                  Regulatory Approval.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Territory           means Canada, Japan, and the United States of America,
                    including Puerto Rico and including the territories, possessions or commonwealths of Canada, Japan and the United
                    States as of the Effective Date.

Third Party         means any entity or individual other than Medicis or Ipsen or their respective Affiliates.

Trademark(s)        shall mean the trademarks listed in Appendix 5. Trademark(s)

Trademark(s)        shall have the meaning set forth in Article 12.3 herein.
Assignment
Agreement

Trademark(s)        shall have the meaning set forth in Article 12.3 herein.
License
Agreement

U.S. Program        means the portion of the Development and Regulatory Program applicable to the Current Product in the United States for a selected indication in the Field, as set forth in Appendix 2 of this Agreement as of the Effective Date.
2.    APPOINTMENT

2.1 Ipsen hereby entrusts Medicis with the performance of the Development and Regulatory Program so as to obtain, as soon as reasonably practicable from the Effective Date, Regulatory Approvals in each country of the Territory for use of the Current Product in the Field under one or more Trademarks.

      Subject to Medicis obtaining one or more Regulatory Approvals for the Current Product in the Field in each country of the Territory, in respect of each country where such Regulatory Approval is obtained, Ipsen hereby appoints Medicis as its sole and exclusive distributor and promoter of the Current Product for use thereof in the Field in the concerned country(ies) of the Territory and under the Trademarks. Such appointment includes the right to use, import, offer for sale, sell, distribute and promote the Current Product in the Field in the Territory and use the Know-How and the Regulatory Approvals for the purpose of importing, offering for sale, selling, distributing and promoting the Current Product in the Field in the Territory and under the Trademark(s).

      For so long as this Agreement shall remain in effect and except as provided for under Article 6.1.8 herein, the appointments contained in this Article 2.1 shall be exclusive to Medicis, even as to Ipsen, any of its Affiliates and any Third Party.

      Medicis shall distribute the Current Product solely to Field Customers included in the Medicis Customer Base, to the exclusion of any distribution aimed at customers not in the Medicis Customer Base, except customers practicing in the Field which Medicis reasonably intends to propose for inclusion in the Medicis Customer Base at the next quarterly update of the Medicis Customer Base in accordance with the quarterly update procedure set forth in Article 8.6 of this Agreement.

2.2 Medicis hereby accepts the appointments under Article 2.1 above, first and second paragraph.

      Medicis may appoint distributors and/or promoters for the Current Product in the Field in the Territory, under Medicis's sole responsibility, within the scope of Medicis's appointment under Article 2.1, provided that should such distributors and/or promoters not belong to Medicis's current distribution system for the Current Product as described in Appendix 6 attached hereto, Medicis shall promptly notify Ipsen in writing of the identities of any new distributor or promoter in

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      Medicis's distribution system for the Current Product for Ipsen's consent, which consent shall not be unreasonably withheld.

2.3 The appointments under Article 2.1 by Ipsen of Medicis are strictly restricted to those mentioned herein.

      Medicis hereby acknowledges that Ipsen shall remain free to undertake research, development, registration, distribution and promotion of the Products under different and non-confusingly similar trademarks and trade dress for all uses which do not pertain to the Field in the Territory, and under any trademarks (including the Trademarks) and trade dress for all uses without restriction outside the Territory.

      Ipsen shall remain free to undertake research and development activities in the Territory in connection with the Products for uses in the Field provided that Medicis's exclusive distribution and promotion rights in the Field are not affected thereby in the Territory. In the event Ipsen or any Ipsen Affiliate conducts such development activities in the Field and in the Territory, Ipsen shall inform Medicis fully as to the nature and scope of the development and shall permit (or, in the case of an Ipsen Affiliate, cause such Affiliate to permit) Medicis to participate in such development to the extent reasonably practicable. Ipsen shall not, and shall ensure that Ipsen's Affiliates do not, contact any Field Customers, in connection with any such development, without Medicis's consent, which consent shall not be unreasonably withheld.

2.4 Medicis acknowledges and agrees that Ipsen shall perform its obligations under this Agreement directly or through some of Ipsen's Affiliates. Unless and until advised otherwise in writing by Ipsen, Medicis may rely, without inquiry, on all actions taken by Ipsen's Affiliates or their employees in connection with this Agreement, which purport to be on behalf of Ipsen. All rights vested in or created to the benefit of Ipsen or of any of Ipsen's Affiliates under this Agreement, shall benefit to and may be assigned to any other Ipsen's Affiliates or to Ipsen.

2.5 Ipsen acknowledges and agrees that Medicis shall perform its obligations under this Agreement directly or through some of Medicis's Affiliates. Unless and until advised otherwise in writing by Medicis, Ipsen may rely, without inquiry, on all actions taken by Medicis's Affiliates or their employees in connection with this Agreement, which purport to be on behalf of Medicis. All rights vested in or created to the benefit of Medicis or of any of Medicis's Affiliates under this Agreement, shall benefit to and may be assigned to any other Medicis's Affiliates or to Medicis. If either party delegates any of its obligations to an Affiliate (by assignment or otherwise), it shall provide timely written notice of the delegation and the identity of the Affiliate to the other party, but shall remain responsible for the performance of the obligation delegated.

3.    DEVELOPMENT AND REGULATORY PROGRAM

3.1 Medicis shall perform the Development and Regulatory Program in compliance with all applicable regulatory requirements and guidelines of each country of the Territory where the Development and Regulatory Program is conducted, and shall set up a project team for this purpose.

      Medicis and Ipsen shall agree upon a detailed procedure regarding how to handle the reporting of adverse events from the clinical activities conducted by Medicis under each of the U.S. Program and the Non-U.S. Program. The parties shall agree upon such procedure as soon as practical after the Effective Date as regards the U.S. Program, and as soon as practical after the parties agreed upon the Non-U.S. Program applicable to Canada and/or Japan, as applicable, as regards such Program. Medicis and Ipsen shall in particular discuss and agree upon such procedure on the basis of Ipsen's pharmacovigilance Standard Operating Procedures in force as

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      on the Effective Date for the U.S. Program, or as on the date Medicis and Ipsen agree upon the Non-U.S. Program for Canada or Japan, and subsequent updates thereof, as applicable.

      Ipsen shall use its commercially reasonable efforts to transfer to Medicis the agreements listed in Appendix 12 relating to the development of the Products (the "Current Agreements") promptly as from the Effective Date and Medicis agrees to such transfer. For each Current Agreement, (a) until its transfer to Medicis or (b) in the event the contractor of a Current Agreement validly refuses such transfer and therefore until the expiry or termination of such Current Agreement, Ipsen will act on behalf of Medicis and under Medicis' instructions. Ipsen will be reimbursed by Medicis for all costs and expense incurred while acting on behalf of Medicis.

3.2   U.S. Program:

3.2.1 Pursuant to the Confidentiality Agreements, Ipsen has disclosed to Medicis information which pertains to the Know-How prior to the Effective Date. Medicis has reviewed all such information thoroughly, has reviewed the US Program taking into account such information and is satisfied that it can as of the Effective Date assume responsibility for and complete the US Program as required hereunder.

      Appendix 2 sets out the time periods and a schedule of estimated costs for the completion of the U.S. Program. As set out in Appendix 2, the parties contemplate that the clinical development component of the U.S. Program will be completed within *** after the Effective Date. The parties recognize, however, that despite their efforts to anticipate both the likely scope of such clinical development activities and their likely cost, there may be delays, cost overruns and/or increased costs due to additional development activities not included in the U.S. Program. The parties therefore have agreed to the following Articles 3.2.2 to 3.2.3

3.2.2 As of the Effective Date, Medicis shall fund, and shall use its commercially reasonable efforts to perform, the U.S. Program as set out in Appendix 2 in such manner as is reasonably required in order to obtain Regulatory Approval for the Current Product in the United States. Medicis shall pay all costs related to the performance of the U.S. Program as on the Effective Date and obtaining and maintaining the Regulatory Approvals in the U.S.A., including any cost overruns arising in connection with completing those development activities included in the U.S. Program as of the Effective Date, and including Medicis's share of all reproductive toxicity studies requested by the FDA, it being understood that Ipsen and Medicis shall equally share the costs of reproductive toxicity studies as may be required specifically by the FDA to support Regulatory Approvals for use of the Current Product in the Field in the U.S.A. Medicis will have the primary responsibility for planning, conducting, and to the extent provided in this Article 3.2 for funding all clinical trials included in the U.S. Program that are necessary to file for and obtain the Regulatory Approvals in the U.S.A. in the Field.

3.2.3 If it becomes necessary, as determined by the Review Committee, to revise the U.S. Program, as a result of requests from the FDA or otherwise, to include additional development activities not included in the U.S. Program as of the Effective Date (Additional Activities), then Medicis shall be responsible for the first USD *** (USD ***) of any Third Party costs (U.S. Base Cost Amount) arising in connection with the performance of such Additional Activities. If the Third Party costs expected to be incurred in connection with the performance of such Additional Activities, as reasonably estimated by Medicis at the time the U.S. Program is first or thereafter revised by the Review Committee, would exceed the U.S. Base Cost Amount, Medicis may, at its sole right and option, either (a) deliver written notice to Ipsen that it intends nevertheless to perform such Additional Activities, in which event Ipsen and Medicis shall each be responsible for funding *** percent (***%) of all Third Party costs incurred in connection with the performance of such

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      Additional Activities which exceed the U.S. Base Cost Amount and are less than an amount equal to *** times the U.S. Base Cost Amount(1), or (b) terminate this Agreement in accordance with Article 19.2(iv). Medicis shall notify Ipsen in writing of its decision under this Article 3.2.3, within 30 days after the date of any meeting of the Review Committee at which action is taken to revise the U.S. Program to include Additional Activities of its election. If Medicis fails to so notify Ipsen, Medicis shall be deemed to have elected not to terminate this Agreement pursuant to Article 19.2(iv).

3.2.4 Ipsen, at its sole right and option, may terminate this Agreement (notwithstanding any cost-sharing decision under Article 3.2.3(a)) pursuant to Article 19.2(v) at any time after the sixth anniversary of the Effective Date if the clinical development component of the U.S. Program, as contemplated as of the Effective Date, is not completed for any reason whatsoever. If it becomes necessary, as determined by the Review Committee, to revise the U.S. Program, as a result of requests from the FDA or otherwise, to include Additional Activities (as defined in Section 7.1) which contain clinical development activities, the Review Committee will revise the anticipated completion date for the whole clinical development component of the U.S. Program taking into account such clinical Additional Activities, which will be incorporated in a revised Appendix 2 to this Agreement, and Ipsen will have the option (notwithstanding any cost-sharing decision under Article 3.2.3(a)) to terminate this Agreement pursuant to Article 19.2(v) if Medicis fails to complete the whole clinical development component of the U.S. Program as revised to include the Additional Activities, prior to the expiration of a time period that is twice the time period anticipated to be required to complete the whole clinical development component as set forth in such revised Appendix 2.

3.3   Non-U.S. Program:

3.3.1 Within *** at the latest following the date Regulatory Approval for the Current Product is obtained in the U.S.A., Medicis shall determine and submit to Ipsen for discussion and approval the Non-U.S. Program, which shall include a time table and a schedule of estimated costs necessary for the completion of the Non-U.S. Program. The parties shall revise Appendix 2 to this Agreement to include the agreed details of the Non-U.S. Program promptly following the date they reach such agreement.

      However, if either (a) the Third Party costs required to complete the clinical component of the Non-U.S. Program in Canada or Japan, as reasonably estimated by Medicis on the date the details of the Non-U.S. Program are agreed upon by the parties, would exceed the equivalent of USD *** (USD ***) for Canada and USD *** (USD ***) for Japan, or (b) the time required to complete the clinical development component of the Non-U.S. Program in Canada or Japan, as reasonably estimated by Medicis on the date the details of the Non-U.S. Program are agreed upon by the parties, would be more than *** after such date, then Medicis may, at its sole right and option, terminate this Agreement with respect to Canada or Japan, as applicable, in accordance with Article 19.2(vi). Medicis shall notify Ipsen in writing within 2 (two) months after the date the details of the Non-U.S. Program are agreed upon by the parties as to whether it intends to exercise is termination rights pursuant to this Article 3.3.1. If Medicis fails to so notify Ipsen, Medicis shall be deemed to have elected not to terminate this Agreement with respect to Canada or Japan, as applicable, pursuant to this Article 3.3.1 and Article 19.2(vi).

----------
(1) Example: If the total costs for Additional Activities in the U.S. are *** times the US Base Cost Amount (i.e., USD ***), Medicis would pay all of the first USD *** (i.e., the US Base Cost Amount) and Medicis and Ipsen would ***.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.3.2 Unless it has elected to exercise its termination rights in accordance with Articles 3.3.1 and 19.2(vi), Medicis shall fund and shall use its commercially reasonable efforts to perform, the Non-U.S. Program in such manner as is reasonably required in order to obtain Regulatory Approval for the Current Product in Canada and Japan as soon as reasonably practicable following the Effective Date. Medicis shall pay all costs related to the performance of the Non-U.S. Program as initially agreed upon by the parties and obtaining and maintaining the Regulatory Approvals in the Territory, including any cost overruns arising in connection with completing those development activities included in the Non-U.S. Program as of the date it is agreed upon by the parties. In particular, Medicis will have the primary responsibility for planning and conducting at its own expense all clinical trials included in the Non-U.S. Program that are necessary to file for and obtain the Regulatory Approvals in each of Canada and Japan for use of the Current Product in the Field.

3.3.3 If it becomes necessary, as determined by the Review Committee, to revise the Non-U.S. Program, as a result of requests from the applicable regulatory authorities in Canada or Japan or otherwise, to include additional development activities not included in the Non-U.S. Program as of the date it is agreed upon by the parties (Additional Non-U.S. Activities), then Medicis shall be responsible for any Third Party costs arising in connection with the performance of such Additional Non-U.S. Activities in Canada or Japan, as applicable, to the extent such costs do not exceed in an amount (for each country, the Non-U.S. Base Cost Amount) equal to *** percent (***%) of the cost estimate for the Non-U.S. Program applicable to each of Canada and Japan as originally agreed by the parties. If the Third Party costs expected to be incurred in connection with the performance of such Additional Non-U.S. Activities with respect to Canada or Japan, as reasonably estimated by Medicis on the date the Non-U.S. Program is first or thereafter revised by the Review Committee, would exceed the Non-U.S. Base Cost Amount for such country, Medicis may, at its sole right and option, either (a) deliver written notice to Ipsen that it intends nevertheless to perform such Additional Non-U.S. Activities, in which event Ipsen and Medicis shall each be responsible for funding *** percent (***%) of all Third Party costs incurred in connection with the performance of such Additional Non-U.S. Activities which exceed the Non-U.S. Base Cost Amount for the applicable country and are less than an amount equal to four times the Non-U.S. Base Cost Amount for the applicable country, or (b) terminate this Agreement with respect to Canada or Japan, as applicable, in accordance with Article 19.2(vii). Medicis shall notify Ipsen in writing of its decision under this Article 3.3.3, within 30 days after the date of any meeting of the Review Committee at which action is taken to revise the Non-U.S. Program to include Additional Non-U.S. Activities in excess of or which would exceed the applicable Non-U.S. Base Cost Amount. If Medicis fails to so notify Ipsen, Medicis shall be deemed to have elected not to terminate this Agreement with respect to Canada or Japan, as applicable, pursuant to this Article 3.3.3 and Article 19.2(vii).

3.3.4 Ipsen, at its sole right and option, may terminate this Agreement with respect to Canada or Japan, as applicable (notwithstanding any cost-sharing decision under Article 3.3.3(a)), pursuant to Article 19.2(viii) at any time after the expiration of the time period that is twice the estimated time period required to complete the clinical development component of the Non-U.S. Program for such country as originally agreed by the parties if such component is not completed by such date for any reason whatsoever. If it becomes necessary, as determined by the Review Committee, to revise the Non-U.S. Program, as a result of requests from the applicable regulatory authorities in Canada or Japan or otherwise, to include Additional Non-U.S. Activities which contain clinical development activities, the Review Committee will revise the anticipated completion date for the whole clinical development component of the Non-U.S. Program for such country taking into account the time period necessary to perform such clinical Additional Non-U.S. Activities, which will be incorporated in a revised Appendix 2 to this Agreement, and Ipsen will have the option (notwithstanding any cost-sharing decision under Article 3.3.3(a)) to terminate

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      this Agreement with respect to Canada or Japan, as applicable, pursuant to
      Article 19.2(viii) if Medicis fails to complete the whole clinical development component of the Non-U.S. Program for the concerned country as revised to include the Additional Non-U.S. Activities, prior to the expiration of a time period that is twice the time period anticipated to be required to complete the whole clinical development component for such country as set forth in such revised Appendix 2.

3.4 For purposes of paying any costs Ipsen may become obligated to fund pursuant to Article 3.2.3(a) or 3.3.3(a), in lieu of paying cash, Ipsen may issue credits, on a dollar-for-dollar basis, against future royalties owed by Medicis to Ipsen under Article 6 of this Agreement. Despite Ipsen's issuance of credits under the previous sentence, however, in no event, for any Royalty Year for any country in the Territory, shall Medicis remit in cash less than *** percent (***%) of the royalties due for that Royalty Year for such country. In no event shall Ipsen be responsible for funding, whether in cash or by issuance of royalty credits, more than the maximum amounts set forth in Articles 3.2.3(a) and 3.3.3(a).

      Any of Ipsen's obligation to reimburse Medicis a share of Third Party costs under Articles 3.2.3(a) or 3.3.3(a), whether in cash or by issuance of royalty credits, shall be subject to Medicis forwarding evidence of existence and payment thereof.

3.5 In case of the termination of this Agreement in its entirety or as to one or more countries in the Territory by either party pursuant to this
      Article 3, Medicis will promptly transfer to Ipsen, for Ipsen's unrestricted usage and exploitation, exclusive ownership and possession of all of the data including but not limited to clinical data, in whatever form or medium, generated in connection with the performance of the Development and Regulatory Program in the applicable country or countries through the date of termination. In case Ipsen terminates this Agreement under Article 3.2.4 or Article 3.3.4 Ipsen shall pay to Medicis, in consideration for such data, an amount in U.S. Dollars equal to (a) ***% (***percent) of any Third Party costs for the country concerned, actually paid or incurred by Medicis with respect to activities contained in the U.S. Program or Non-U.S. Program for the country concerned, as applicable, below and inclusive of the U.S. Base Cost Amount or Non-U.S. Base Cost Amount for the country concerned, as applicable, and (b) ***% of any Third Party costs for the country concerned, actually paid or incurred by Medicis with respect to Additional Activities in excess of the U.S. Base Cost Amount and Non-U.S. Base Cost Amounts, as applicable. Medicis will give Ipsen notice of the amount and computation of the foregoing payment, with a computer-generated summary of the date, amount and payee supporting the computation, in writing, within ten (10) days of the date after its receipt of Ipsen's termination notice.

3.6 Medicis undertakes to enable and assist Ipsen to file for Regulatory Approval of the Current Product in the Field first in the U.S. and to use commercially reasonable efforts to obtain said Regulatory Approval first in the U.S. and simultaneously or thereafter in the other countries of the Territory.

      Ipsen shall file the Regulatory Approvals submissions for the Development and Regulatory Program. For this purpose, Medicis shall forward to Ipsen all necessary documents and data so as to enable Ipsen to file for the Regulatory Approvals submissions in each country of the Territory. In particular without limitation, Medicis will provide necessary reports of clinical trials contained in the Development and Regulatory Program and bear the external costs of the filings or reimburse Ipsen in respect of any customary and reasonable Third Party expenses borne by Ipsen as a result of such filings.

      Medicis shall pay all customary and reasonable costs related to maintaining the Regulatory Approvals in the Territory.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      Ipsen shall not reach final agreement with the FDA or the competent authorities of Canada and Japan on the Product labeling, as long as Medicis has reasonable objections to the proposed labeling and provided Medicis objects in writing and within reasonable time to any proposed labeling.

3.7 Ipsen and Medicis will mutually cooperate to obtain the Regulatory Approvals. Without limiting the foregoing sentence, Ipsen shall (a) consult with Medicis regarding the regulatory strategy in each country of the Territory and consider in good faith Medicis's comments regarding the same, (b) promptly provide Medicis with copies of all correspondence from regulatory authorities copies of any draft response, and consider in good faith Medicis's comments thereon prior to filing any such response, and
      (c) allow Medicis to have a reasonable number of representatives attend and participate in all meetings with regulatory authorities that affect Medicis' rights or obligations under this Agreement as discussed and agreed by the Review Committee. Upon Regulatory Approval, Ipsen shall promptly appoint Medicis as Ipsen's regulatory agent for the approved glabellar line BLA and for other approved aesthetic indications as and when approved. When Medicis is appointed agent, Medicis shall (a) consult with Ipsen regarding the regulatory strategy in each country of the Territory and consider in good faith Ipsen comments regarding the same,
      (b) promptly provide Ipsen with copies of all correspondence from regulatory authorities copies of any draft response, and consider in good faith Ipsen's comments thereon prior to filing any such response, and (c) allow Ipsen to have a reasonable number of representatives attend and participate in all meetings with regulatory authorities that affect Ipsen's rights or obligations under this Agreement as discussed and agreed by the Review Committee.

      Ipsen will cross reference any Ipsen FDA Master File for the Current Product promptly after such file is established and any open U.S. Investigational New Drug Applications (INDs) or equivalent in Canada and Japan, that upon or after the Effective Date of this Agreement may exist for the Current Product in the Territory. Ipsen shall make available any other existing non-clinical, clinical or safety data required to support the Current Product Regulatory Approvals filing, to the extent necessary to achieve the Development and Regulatory Program.

      Medicis shall provide Ipsen with reasonable details of the results of the performance of the Development and Regulatory Program after the accrual thereof in a format to be agreed between the parties, and shall upon prior request from Ipsen deliver all such documentation as may be necessary to enable Ipsen to use the same in accordance with the terms of Article 2 above, which in particular includes Ipsen's right to use such results together with the Regulatory Approval files provided that Medicis's rights under this Agreement are not affected thereby in the Territory.

3.8 It is both parties' intention that the performance of the Development and Regulatory Program, as it may be revised by the Review Committee, or as may be drafted in connection with future Products, be coordinated and consistent with Ipsen's regulatory programs for the Products. On this basis, Medicis shall at all times take into account Ipsen's reasonable requests to achieve this goal.

3.9 Medicis shall not conduct or sponsor any clinical trial with the Products other than: (i) through an agreed Development and Regulatory Program, (ii) Phase III(b) or Phase IV studies or trials in the Field, (iii) studies or trials within the labeling of the approved Product, in the Field and Territory, or (iv) with Ipsen's prior written consent.

3.10 Applications for Regulatory Approvals in all countries of the Territory shall be made in the name of Ipsen or any of its Affiliates or its nominee, or if not possible, filed in the name of Medicis and transferred to Ipsen or its nominee at the earliest date possible after filing. Ipsen shall solely own all Regulatory Approvals submissions and issued certificates in the Territory, together with all

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      data, information, files developed, gathered and drafted by Medicis or any Third Party partner or contractor, in the course of the Development and Regulatory Program. All licenses and authorizations whatsoever in connection with the performance by Medicis of the Development and Regulatory Program shall be submitted and owned by Ipsen.

4.    REVIEW COMMITTEE

4.1 The parties shall establish a Review Committee which shall be comprised of six (6) members, three (3) of whom shall be appointed by Medicis and three
      (3) of whom shall be appointed by Ipsen. The initial members of the Review Committee are listed in Appendix 7. At any time during this Agreement, each party may appoint one or more new members on the Review Committee in replacement of one or more of such party's appointed members on the Review Committee, with immediate effect upon written notice to the other party of such replacement.

      The Review Committee shall act in good faith at all times and shall be responsible for the following:

      (a) Provide guidance to and monitor the progress of the Development and Regulatory Program, debate and decide any adjustments or changes to the Development and Regulatory Program.

      (b) Establish and implement the strategy for Regulatory Approvals and monitor the status of all such Regulatory Approvals. The Review Committee shall place its priority on ensuring that Medicis sets up and delivers to Ipsen the clinical study reports and associated summaries for submission by Ipsen to the FDA and granting of the first Regulatory Approval for the Current Product in the U.S.A. as soon as possible following the Effective Date.

      (c) Evaluate and put forward as appropriate to Ipsen and Medicis management, product development plans for any new formulations or other line extensions, improvements, new indications and/or new delivery systems so as to stay competitive in the marketplace.

4.2 The Review Committee shall meet for the first time within one (1) month after the Effective Date; thereafter, it shall meet at least once every four (4) months, or more often if reasonably deemed necessary by either party, until the Development and Regulatory Program has been completed. Meetings of the Review Committee shall alternately be hosted by each party, either in Phoenix, Arizona (U.S.A.) or Slough, Berkshire (United Kingdom) as the hosting party shall select, and may be held in other locations agreed by the Review Committee. Meetings of the Review Committee may be held in person, by videoconference, or by teleconference.

4.3 The Review Committee shall be chaired by one of its members nominated by Medicis; the initial Chairperson is set forth on Appendix 7. The Chairperson shall be responsible for compiling all meeting agendas, conducting all meetings, and keeping minutes of the meetings of the Review Committee; the Chairperson shall also be responsible for providing a copy of the minutes of such meetings to the members of the Review Committee.

      The Chairperson shall call regular meetings of the Review Committee once every four (4) months, by sending a written notice by email and facsimile with receipt confirmed to the parties at least two (2) weeks prior to the proposed meeting date. In addition, the Chairperson shall, without delay by email and facsimile with receipt confirmed, call a special meeting of the Review Committee upon written request for the same by any member of the Review Committee, which meeting shall in no event be held later than thirty (30) days from such written request. In the event that the Chairperson shall fail to call a regular or special meeting in accordance with the obligations imposed upon him or her under the two previous sentences within ten (10) calendar

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      days after the required date for performance, any member of the Review Committee may call the meeting in accordance with the procedures prescribed in the two previous sentences. No later than one (1) week prior to any Review Committee meeting, the Chairperson shall send to the parties the agenda of the meeting, reasonable details relating to all matters and decisions to be discussed and/or voted during the meeting, together with a written report, in a mutually-agreed format, showing the progress and results of the Development and Regulatory Program and the status of the proceedings before the relevant regulatory authorities with respect to the Regulatory Approvals.

      If, following receipt of the written notice of meeting set forth in this
      Article 4.3, a meeting cannot be attended by at least one (1) representative of each party hereunder, a second meeting shall be organized for a date no later than one (1) month from the initial proposed meeting date.

      If the second planned meeting cannot be attended by at least one (1) representative of each party, a third meeting shall be organized for a date no later than ten (10) business days after the second proposed meeting date. Except if due to a force majeure event affecting the non-attending party, if a third planned meeting cannot be attended by at least one (1) representative of a party, the attending party may hold the meeting so long as such meeting is conducted in accordance with the written notice of such meeting, and the business of such meeting is limited to the items in the agenda accompanying such notice.

      Except to the extent set forth above in connection with a third planned meeting, in order to validly hold meetings and vote on decisions, a quorum consisting of at least one (1) member from each party must be present at each meeting. Any party nominating such member shall have the right to appoint a replacement or substitute member. In addition, each party shall have the right to have one (1) secretary participate in all meetings of the Review Committee; each party may also invite any of its respective employees or consultants to such meetings as a guest, provided that such participation is consistent with the matters to be discussed by the Review Committee and prior notice of each such attendee is provided to the other party. Secretaries or guests invited in accordance with the foregoing shall have no vote but may express opinions on any matters addressed by the Review Committee.

      Notwithstanding the fact that each party shall have three (3) members on the Review Committee, each party shall have one (1) collective vote on all matters presented for vote to the Review Committee, regardless of the number of persons from each party attending the meeting.

      All decisions to be taken by the Review Committee shall be taken unanimously. In the event that the parties do not reach a unanimous decision and are in a "deadlock", either party may refer the matter to be voted upon to a senior executive of each party with relevant knowledge and authority with respect to the subject matter of the deadlock immediately upon "deadlock", who shall render a conclusive decision within fifteen
      (15) days from the date of the referral of the matter thereto. Each party shall disclose to the other party within three (3) business days following request therefor by either party, the identity and business address of the senior executive appointed by each such party for the purpose of this deadlock resolution procedure. A copy of any referral to said senior executives by either party shall be forwarded to the other party. In the absence of agreement between said senior executives of the parties, Ipsen's appointed senior executive for the purpose of the deadlock resolution procedure may take the decision he or she reasonably believes will best comply with the terms of this Agreement (the Casting vote) and such decisions shall have the same effect as if agreed by the Review Committee. Decisions by the Review Committee whether agreed unanimously or through the Casting vote are subject to Medicis's right and option under and in accordance with Articles 3.2.3 (a) and (b), and 3.3.3 (a) and (b).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.4 Adequate minutes of each meeting of the Review Committee shall be prepared by the Chairperson of the Review Committee and sent within seven (7) business days from the date of each meeting to all of its members for comment or approval in writing within ten (10) business days from the date of receipt thereof. Minutes of meetings shall contain, at a minimum, a list of all actions agreed upon and of issues in deadlock, and the positions expressed by the members of the Review Committee on all matters covered by the Review Committee during the meeting.

4.5 The Review Committee may, in the discretion of the Chairperson, cease to hold meetings on the schedule set forth in this Article 4 after Medicis has launched the Current Product in all countries of the Territory; however, in such event the Committee shall meet at least annually. The Review Committee shall resume meetings and activities in accordance with the provisions of this Article 4 as soon as the parties elect to apply for a Regulatory Approval in the Territory in connection with a future Product in the Field.

5.    PRODUCT MANUFACTURE AND SUPPLY

5.1 During the term of this Agreement, Medicis shall purchase or otherwise obtain exclusively from Ipsen or from any Affiliate or Third Party appointed by Ipsen, all of the Product requirements for the Products Medicis, its Affiliates, or appointed distributors distribute under this Agreement.

5.2 Ipsen shall use commercially reasonable efforts to manufacture or have manufactured and deliver to Medicis clinical batches of Current Product and agreed future Products which are the subject of a Development and Regulatory Program, in those quantities indicated by Medicis to Ipsen prior to the Effective Date and further agreed by the Review Committee as reasonably sufficient to enable Medicis to perform the Development and Regulatory Program, according to instructions received with reasonable notice from the Review Committee. The agreed quantities of clinical trial supplies of Current Product will be provided by Ipsen without cost to Medicis.

5.3 Ipsen shall use commercially reasonable efforts to ensure that each clinical batch and marketing batch of the Current Product shall be manufactured in conformity with the specifications attached in Appendix 1 as existing at the Effective Date or as modified pursuant to a change required under applicable regulations or by the Review Committee. Such changes shall be notified to Medicis prior to implementation. Ipsen shall use commercially reasonable efforts not to delay the delivery of clinical or marketing batches of Current Product so that any such changes do not affect the delivery thereof to Medicis. Ipsen shall use commercially reasonable efforts to ensure that each clinical batch or marketing batch of any future agreed Products be manufactured in conformity with agreed specifications.

5.4 Ipsen shall use commercially reasonable efforts to supply Medicis or its designees with all such ordered quantities of marketing batches of Products in a timely manner as follows:

      - Products shall be delivered in a finished, packed and labeled form as agreed between the parties taking into account applicable regulatory constraints in the United Kingdom and in the Territory;

      - Conditions of sales shall be CIP (Carriage and Insurance Paid - Incoterms 2000 of International Chamber of Commerce), at one of Medicis's principal distribution points within each of the three countries of the Territory, which distribution points shall be reasonably agreed upon by the parties.

      - Ipsen will use commercially reasonable efforts to deliver Products to Medicis as promptly as possible with as much shelf life remaining as possible.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      Ipsen shall provide Medicis with the regulatory content which shall appear on packaging materials for the Products, and with the packaging materials format and specifications, in order (by way of example) for Medicis to conceive the artwork for the packaging materials for the Products, including but not limited to outer and inner packaging, leaflets and labels. Medicis shall start working on said artwork for the Products forthwith as from receipt of the regulatory content provided by Ipsen, without prejudice to final changes to the artwork which Medicis shall implement on the basis of the final regulatory content as shall be determined by the corresponding Regulatory Approvals in the Territory.

      The artwork conceived by Medicis shall be consistent with the Specifications set forth in Appendix 1 hereof with respect to the Current Product, and with the packaging materials format and specifications provided by Ipsen. In particular, Medicis shall make commercially reasonable efforts to use artwork tools and software compatible with Ipsen's technical standards concerning pre-printed packaging components. Ipsen shall inform Medicis of such standards. Medicis shall provide Ipsen with all the artwork, including the layouts and films (if possible on disc), relating to the Products packaging materials for Ipsen to pack the Product into final saleable form. The packaging materials for the Products conceived by Medicis shall include all the applicable regulatory contents provided by Ipsen, subject to changes required by the Regulatory Approvals issued in the Territory.

      Medicis and Ipsen shall each provide the other with appropriate and updated information related to the legal and regulatory requirements in the Territory with regards to the Products (including but not limited to quality, therapeutic use, packaging, labeling and storage). Such information shall be forwarded by one party to the other forthwith upon its becoming aware of the same. Final decision on whether to proceed to the regulatory modification of the content of any of the Products packaging materials, including all Product labels, shall be vested exclusively in Ipsen subject to Medicis's reasonable objection in writing to the proposed modification, within reasonable time.

      All Products sales boxes and leaflets shall bear the mentions referred to in Article 8.8(iii).

      Medicis shall provide Ipsen with reasonable relevant technical assistance if so requested by Ipsen for the operations contemplated under this
      Article 5.4.

5.5 Medicis shall provide warehouse facilities in the Territory adequate to store the Products in accordance with the relevant prescriptions of the Specifications and with standard requirements related to pharmaceutical products storage and handling.

5.6 For Ipsen manufacturing operations planning purposes only of clinical batches and marketing batches of the Current Product and agreed future Products, Medicis will use commercially reasonable efforts to provide Ipsen with

      5.6.1 a thirty six month rolling order forecast updated and complemented by an additional six month forecast simultaneously with the placing of each semester binding offer,

      5.6.2 a rolling twelve-month order forecasts updated and complemented each month by an additional monthly forecast, and

      5.6.3 a firm order for clinical batches and marketing batches of the Current Product and agreed future Products that shall cover a period of six months and which shall provide for delivery dates.

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CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK
(***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      Ipsen shall use commercially reasonable efforts so as to meet the requested delivery dates; provided however that should any of Medicis's firm purchase orders for the Product differ by more than ten percent (10%) from the quantities appearing in the applicable rolling forecast, Ipsen will not be responsible in case of delays in the delivery of excess quantities.

Detailed procedure as to such forecast and ordering processes is set forth in the technical agreement referred to in Article 5.14 hereof.

5.7 In consideration for the supply of the Current Products by Ipsen to Medicis, Medicis shall pay to Ipsen the price set forth in Appendix 8 hereto or as later determined as a result of the following Article 5.7 and as a result of Article 6.4.

      Such prices are based on *** units of toxin activity per vial, being functionally equivalent to approximately ***units of the competing product of the Current Product (Botox(R) by Allergan) as such competing product exists at the Effective Date.

      Without prejudice to either party's right to seek price adjustment under and in accordance with Article 6.4, in the event that, through the dose ranging studies which Medicis shall perform under the Development and Regulatory Program, and to the extent further analysis reveals that the functional equivalent of the Current Product and of its competing formulation as at the Effective Date is not 3:1, the prices set forth in Appendix 8 hereto will be adjusted proportionately, either up or down.

      Agreed quantities of promotional marketing samples will be provided by Ipsen to Medicis at a fixed price set forth in Appendix 8 (and without royalty nor inclusion in Net Sales) for Medicis's use for promotional purposes.

5.8 In case of Product shortage resulting in Product supplies insufficient to fill both Ipsen's world-wide sales requirements and Medicis's requirements for Products for the Territory, whether as a consequence of force majeure or any other cause, Ipsen and Medicis will each receive a pro rata share, based on the relative proportion of the last six (6) months of Ipsen's world-wide sales to Medicis's Product sales in the Territory, each expressed in number of vials, of available quantities of Product for as long as the shortage lasts.

      Ipsen will use its commercially reasonable efforts at all times to supply Medicis with enough Product for Medicis to maintain a safety stock corresponding to Medicis's Product sales in the Territory during the three
      (3) months preceding any Product delivery. Medicis undertakes to permanently hold such three-month safety stock unless such safety stock cannot be constituted owing to Ipsen's failure to supply Products in sufficient quantities. In the event of complete stock-out in a country of the Territory, except in case of force majeure and provided Medicis previously complied with its obligation to maintain a three-month safety stock, for each five (5) business days of stock out, Medicis shall receive a credit towards future royalties in an amount equal to *** percent (***%) of the royalties accrued over the last four (4) weeks Medicis was able to fully supply the market in the concerned country of the Territory.

5.9   Ipsen covenants with Medicis that:

      - Ipsen shall use commercially reasonable efforts to manufacture the Products in accordance with cGMP regulations, if applicable, or in accordance with applicable law and

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AND EXCHANGE COMMISSION.

      regulations in the case of samples of Product supplied for use in the Development and Regulatory Program;

      - the Products shall be manufactured to meet the specifications therefor submitted to any regulatory authority having jurisdiction over such Products in the Territory and to be of satisfactory quality as specified in the applicable Regulatory Approval.

5.10 Ipsen shall, with each delivery of Product to Medicis, supply a certificate of analysis related to each batch delivered and a signed statement that each such batch conforms with the Specifications and accords in all other respects with the relevant Regulatory Approvals in the Territory, that the Product meets all stability requirements and that the manufacturing procedures have been checked in conformity with cGMP or, in the case of samples of the Products supplied for use in the Development and Regulatory Program, in conformity with applicable law.

5.11 Medicis shall notify Ipsen of any defective material or workmanship of the Product in writing as follows:

      - claims in respect of visible nonconformity shall be made within fifteen
      (15) days after arrival of the concerned Products at Medicis's principal distribution points,

      - claims in respect of any hidden nonconformity shall be made within thirty (30) days after Medicis became aware of the same,

      - defects which could involve product liability for Ipsen, Medicis, or any of their Affiliates or distributors, shall be notified promptly upon becoming aware of the same,

      - Third Party claims relating to product liability matters shall be notified promptly upon becoming aware of the same.

5.12 In the event of any claim with respect to the quality of the Product or its conformity to the Specifications which is not due to events that occurred after delivery of the Product by Ipsen to the first carrier, Ipsen will use commercially reasonable efforts to make available to Medicis the necessary quantity of samples of the defective/non-conforming Product together with Ipsen's own certificate of analysis and, if requested by either party, the unsold quantities of the concerned batch of defective Product and said samples, shall be retained intact for inspection by the other party or any agent appointed by such party to which the other party has made no reasonable objection.

      In case of non-conformity to the Specifications of any quantity of the Product delivered to Medicis which is not due to events that occurred after delivery of the Product by Ipsen to the first carrier, Ipsen shall take back, at its own expense, the quantities concerned and shall replace them as soon as commercially practicable so as to avoid any disruption of supply in the Territory. If Ipsen does not replace any non-conforming quantities of Product promptly, Ipsen shall promptly refund the price paid by Medicis in respect of such quantities.

      Any dispute between the parties regarding the conformity to the Specifications of any quantity of the Product delivered hereunder shall be resolved in accordance with the dispute resolution procedures set forth in the technical agreement referred to in Articles 5.14 of this Agreement.

5.13 In the event either party has reason to believe that one or more batch(es) of Product supplied hereunder should be recalled from distribution in the Territory, or that any Product supplied

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      hereunder should be withdrawn from the Territory, such party shall promptly inform the other in writing.

      Upon Ipsen's reasonable request, Medicis shall implement any Product batch recall or Product withdrawal from the Territory in accordance with the applicable procedure as shall be agreed under Article 11.

5.14 A technical agreement covering all technical, quality and logistical aspects of manufacturing for the supply by Ipsen to Medicis of the necessary quantities of Current Product and any other agreed Products, shall be agreed as soon as practical and no later than one hundred and twenty (120) days after the Effective Date. With regards to clinical trial supplies of Current Product, the technical agreement shall be agreed upon between the parties as soon as possible after the Effective Date. All such technical agreements will detail a change control policy with the obligation to communicate prior to implementation any planned changes in the manufacturing of the Product. On reasonable notice to Ipsen and subject to any obligations owed or limitations on access agreed to with any Third Parties, Ipsen shall grant Medicis and its authorized representatives reasonable access to Ipsen's present and future manufacturing facilities in order to inspect and evaluate Ipsen's facilities for Current Product and any other agreed Products in order to satisfy any regulatory requirements or requests.

6.    CONSIDERATION

6.1 The appointment of Medicis under Article 2 hereof is made in consideration of (i) the performance by Medicis of all its obligations herein, in particular Medicis's undertaking under Article 5.1, and (ii) Medicis making the following payments to Ipsen:

6.1.1 Non Refundable One Time Milestone Payments:

-     Ninety million and one hundred thousand USD (90,100,000 USD) on ***

-     Twenty five million USD (25,000,000 USD) on ***.

-     One million and five hundred thousand USD (1,500,000 USD) on ***.

- Seventy five million USD (75,000,000 USD) on Regulatory Approval of the Current Product in the U.S.A. for use of such Current Product in the Field.

- Two million USD (2,000,000 USD) on Regulatory Approval of the Current Product in Japan for use of such Current Product in the Field.

For the purpose of this Article 6.1.1, a milestone shall be deemed to be achieved by the party concerned if achieved by any of its Affiliates or Third Party contractor.

Each milestone payment shall be due and payable as indicated in this Agreement and no later than thirty (30) calendar days following the achievement of the milestone event to which it relates. For the avoidance of doubt, Medicis will not be obligated to make any milestone payment more than once.

Ipsen's wire instructions are as follows:

Account name: Ipsen Limited

Account number: ***

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AND EXCHANGE COMMISSION.

BIC: ***

Sort code: ***

IBAN: ***

Bank name: HSBC

Bank address: Poultry & Princes Street, London EC2P 2BX

6.1.2 Running Royalties:

      Medicis shall pay to Ipsen a royalty of ***% (***percent) on Net Sales of the Product achieved in each and every country in the Territory as from the date of first Commercial Sale hereunder of a Product in the Territory (each, a Running Royalty). No more than one Running Royalty shall be levied on an individual Product.

      Each Running Royalty shall be payable at the expiry of each calendar quarter, on the basis of the Net Sales achieved during the preceding quarter in such country in the Territory. Royalties shall be due and payable within forty-five (45) calendar days after the end of each calendar quarter, simultaneously with remittance of the quarterly market sales report described in Article 9 below.

      All royalty payments pursuant to this Agreement shall be made in U. S. Dollars (USD), by wire transfer (net of bank charges which shall be borne by the paying party) to an account designated by Ipsen.

      Conversion from currencies other than USD shall be made using the arithmetic average of the spot rates on the last business day of each month of the fiscal quarter in which the Net Sales were made. The middle market exchange rates of National Westminster Bank PLC or any other exchange rate reference agreed to by the parties, shall be used as the source of spot rates to calculate the average as defined in the preceding sentence.

6.1.3 Minimum Royalties. In addition to the Running Royalties described in
      Article 6.1.2 of this Agreement, for each country in the Territory in and for which Medicis obtains a Regulatory Approval to sell the Product in the Field, and for each Royalty Year as defined below, Medicis shall pay Ipsen a Minimum Royalty to be determined in accordance with Articles 6.1.3,
      6.1.4 and 6.1.5. For each country and for each Royalty Year for which Medicis has an obligation to pay a Minimum Royalty under this Article 6.1.3, it shall receive a credit equal to all Running Royalties timely paid by Medicis on Net Sales in and for such country for such Royalty Year. Medicis shall pay each Minimum Royalty owed under this Article annually as provided for in Article 6.1.6. For purposes of the United States, a Royalty Year shall begin on January 1st of the calendar year immediately following the calendar year (the Year of Initial Approval) in which Medicis obtains a Regulatory Approval to sell the Product in the Field, if such Regulatory Approval was obtained in the first six months of the Year of Initial Approval, or on January 1st of the second calendar year following the Year of Initial Approval, if such Regulatory Approval was obtained in the last six months of the Year of Initial Approval. For purposes of Japan and Canada, a Royalty Year shall begin on January 1st of the calendar year immediately following the calendar year in which a Regulatory Approval is received in and for that country.

6.1.4 With respect to the United States, the Minimum Royalty shall be USD *** for the ***, USD *** for the ***, and USD *** (***) for the ***. The Minimum Royalty for each of Japan and Canada, and for each Royalty Year applicable to the United States after the first ***Royalty Years specified

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(***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES
AND EXCHANGE COMMISSION.

      above, shall subject to the following sentence, be determined in accordance with the provisions of Article 6.1.5. If and when a new competitor enters the market with a botulinum toxin-based product in the Territory in the Field, the parties shall consider reasonably expected changes to the market and appropriate changes to the Medicis' projections and, following any such changes, the parties' shall negotiate in good faith equitable adjustments to the Minimum Royalties to reflect the modifications to the projections.

6.1.5 Minimum Royalties shall be determined for a *** period. In order to ensure the timely determination and payment of Minimum Royalties under this
      Article 6.1.5, the parties agree that they shall start their negotiation, in respect of the U.S., not later than July 1st of the ***Royalty Year (and of each subsequent, *** anniversary year), and as respects Japan and Canada not later than July 1st of the calendar year in which a Regulatory Approval was received or is expected to be received and subsequently, not later than July 1st of the *** Royalty Year (and of each subsequent, ***anniversary year) applicable to such country.

      For the purpose of negotiating Minimum Royalties, the parties shall consider, among other things, published analysts' reports regarding projected total sales of botulinum toxin of all kinds for use in the Field in such country over the *** Royalty Year period under consideration. In addition, for the period of the first *** Royalty Years applicable to Canada and Japan, the parties shall determine the Minimum Royalty applicable to such country on the assumption that Medicis will capture a minimum of ***%, ***% and then ***% of total sales of botulinum toxin-based products for use in the Field in such country in each of the *** Royalty Years of such *** Royalty Year period. For each subsequent three Royalty Year period applicable in the United States, Canada or Japan, the parties shall determine the Minimum Royalty applicable to such country on the assumption that Medicis will capture a minimum of ***% of total sales of botulinum toxin based products in such country in each Royalty Year of such *** -year period.

      If the negotiation is not successful by August 31st of such year, then either party may request the resolution of such matter by a Third Party expert pursuant to Article 20.12. By November 1st of such year, each of the parties shall submit a single letter brief, of not more than ten (10) pages, stating its position as to the applicable Minimum Royalty for the *** Royalty Year period for the country in question (which must be a sum certain, expressed in U.S. Dollars, per annum). The expert shall issue his or her report by December 31st of such year, and shall select either Medicis's or Ipsen's Minimum Royalty figure for each Royalty Year comprising the *** Royalty Year period in question, i.e., the Third Party expert shall not select any compromise figures or any figures not proposed by one of the parties.

6.1.6 Medicis shall make any and all payments required to be made in respect of Minimum Royalties for any and all countries net of credits for or, if applicable, together with (and on the date when due) payment of Running Royalties corresponding to the last calendar quarter of the concerned Royalty Year.

6.1.7 In the event that Running Royalties arising from the Net Sales in any country in any Royalty Year shall exceed the Minimum Royalty applicable to such country, and Medicis shall have properly computed and timely paid such amounts under Article 6.1.2, Medicis shall not owe Ipsen any Minimum Royalty for such country for such Royalty Year.

6.1.8 In the event that, for any Royalty Year, Medicis owes and fails to pay the applicable Minimum Royalty when due, upon Ipsen's written notice of such failure or deficiency to Medicis delivered within thirty (30) days after the date on which such payment is due, and upon Medicis's failure within thirty (30) days to cure such deficiency, Ipsen may elect to convert Medicis's exclusive distribution rights under Article 2 (solely with respect to the concerned country for which Medicis

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AND EXCHANGE COMMISSION.

      failed to pay the applicable Minimum Royalty), into non-exclusive rights, whereupon Medicis shall be relieved from its obligations to pay Minimum Royalties to Ipsen with respect to that country of the Territory, and in which case this Agreement will automatically terminate with respect to that same country at the expiry of a *** period as from the date of Ipsen's notice to Medicis that the rights for the country concerned were, under this Article, turned into non exclusive rights. If Ipsen elects to convert the rights under Article 2 into non-exclusive rights for a concerned country of the Territory, such conversion shall be Ipsen's sole and exclusive remedy for any failure by Medicis to pay Minimum Royalties for the country concerned. Medicis shall not be considered to be in default of its Minimum Royalty obligations at any time, and for so long as, any force majeure event, any failure by Ipsen to deliver required quantities of conforming Product in a timely fashion, or any other material breach of this Agreement by Ipsen, either of which was a substantial factor in Medicis's failure to satisfy its Minimum Royalty obligations as of such time.

6.1.9 In the event that, for any period of *** consecutive Royalty Years applicable to a country in the Territory for which a Minimum Royalty is due, Medicis fails to pay such Minimum Royalty, upon Ipsen's written notice of such failure or deficiency to Medicis delivered within thirty
      (30) days after the date on which such payment is due for the *** such Royalty Year, and upon Medicis's failure within thirty (30) days to cure such deficiency for the entire *** period, Ipsen may elect to terminate Medicis's appointment pursuant to Article 19.2(ix) with respect to such country, and such termination of appointment shall, in effect, be treated as a termination of this Agreement by Ipsen for cause, albeit with respect to such country only.

6.2 Medicis shall pay all taxes that by law (including existing treaties for bilateral taxation) it is required to pay on payments accruing under this Agreement and shall withhold from the sums payable to Ipsen all such taxes or levies and Medicis shall forward to Ipsen withholding tax certificates whenever possible.

6.3 Late payments of all monies provided for in this Agreement shall bear interest, on a daily basis, from the due date to the date of actual payment, at a rate equal to 1.5% above EURIBOR. The accrual and payment of such late payment interest shall not prejudice the suffering party's other rights and remedies that may arise from breach of this Agreement by the defaulting party.

6.4 The parties acknowledge that it is their intent that Medicis will realize a Gross Profit Margin of approximately *** percent (***%) on its Net Sales of the Product in each country of the Territory, and the parties therefore agree as follows:

6.4.1 In the event that it appears, after the commencement of Commercial Sales in a country in the Territory, that, because of a significant change in market conditions or other factors, Medicis has failed, for a period of four (4) consecutive fiscal quarters, to realize a Gross Profit Margin in respect of Commercial Sales in such country of at least *** percent (***%) cumulatively over such period, or Medicis has, for a period of four (4) consecutive quarters, realized a Gross Profit Margin of more than *** percent (***%) cumulatively in respect of Commercial Sales in such country over such period, Ipsen and Medicis will negotiate in good faith a revised supply price for the Product which will restore Medicis to a Gross Profit Margin of ***percent (***%).

6.4.2 During such negotiation period and only in case Medicis made use of this
      Article 6.4, if a Gross Profit Margin of less than ***percent (***%) results over any period of four (4) consecutive fiscal quarters, then *** percent (***%) of all payments due by Medicis under this Agreement shall be made to an escrow account in a bank mutually agreed to by the parties; the balance, *** percent (***%), being paid to Ipsen. Allocation between or to either of Medicis or Ipsen of the amounts paid to the escrow account shall be decided on the basis of the outcome of revisions to the supply price for the Product, it being understood that the revisions shall be retroactive to the date

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      Medicis effectively ceased achieving a Gross Profit Margin of at least ***
      percent (***%) or effectively began to achieve a Gross Profit Margin in excess of *** percent (***%).

6.4.3 In case the parties do not agree upon a mutually acceptable revised Product supply price within four (4) months from the date on which a party gave notice pursuant to this Article 6.4, either party may refer the matter for resolution by a Third Party expert pursuant to Article 20.12. If the matter is referred to a Third Party expert, pending the expert decision and only in case Medicis made use of this Article 6.4 for achieving a Gross Profit Margin of less than *** percent (***%), Medicis shall continue to pay *** percent (***%) of amounts otherwise due to Ipsen into escrow. Escrowed amounts shall be distributed to the parties hereto, in accordance with a final determination under Article 20.12 of this Agreement, and within thirty (30) days after the issuance of the final determination. In determining the revised Product supply price, the Third Party expert may consider any and all factors which he/she deems appropriate including, without limitation, competition in the relevant markets within the Territory, and sales levels and trends for the Products. If none of the parties referred the matter for resolution by a Third Party expert, escrowed amounts shall be distributed to Ipsen.

6.4.4 Neither party shall seek an adjustment of the Gross Profit Margin more frequently than once in any period of four (4) consecutive fiscal quarters. In no event shall any expert determine a revised Product supply price of less than USD *** (USD ***) per vial for the Current Product (or its equivalent) and, even if he or she does, in no event shall Medicis pay Ipsen less than USD *** (USD***) per vial (or its equivalent).

6.4.5 Upon request from time to time, Medicis agrees to provide Ipsen with adequate data for Ipsen to calculate the Gross Profit Margin if such calculation is not feasible based on the reports to be delivered to Ipsen pursuant to Article 9.

7.    FUTURE PRODUCTS

7.1 Ipsen hereby declares that it is currently working to develop ***. Ipsen will use commercially reasonable efforts to make available Product Extensions available to Medicis within the time schedule of any modification of the Development and Regulatory Program adopted by the Review Committee. However, Ipsen explicitly makes no assurance or warranty regarding the outcome of any such developments.

      ***

      In the event that Ipsen or any Ipsen Affiliate shall develop or consider licensing-out to a Third Party (or setting-up a joint-venture with a Third Party for) ***, in each instance Ipsen shall, and shall cause such Ipsen Affiliate to, before approaching any Third Party, first offer Medicis the opportunity to assume responsibility for a development and regulatory plan for the New Product, and to take appointment as sole and exclusive distributor and promoter of the New Product, within the Field and in the Territory. If Medicis elects to negotiate for such rights, then Ipsen agrees to negotiate, and Ipsen shall cause such Ipsen Affiliate to negotiate, in good faith, exclusively with Medicis, for a period of *** after Ipsen's or such Ipsen Affiliate's above mentioned opportunity offer to Medicis, the commercially reasonable terms of an exclusive Development and Distribution Agreement for the New Product. All material terms of Ipsen's or such Ipsen Affiliate's best offer shall be memorialized in a written outline prepared by Ipsen. If Medicis does not elect to negotiate for such rights within *** after Ipsen's or such Ipsen Affiliate's above mentioned offer to Medicis, or if Medicis and Ipsen or such Ipsen Affiliate are unable to reach agreement with respect to a new Development and Distribution Agreement within the above mentioned *** period, then Ipsen or such Ipsen Affiliate shall be free to negotiate with any Third Party with respect to

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      the development and distribution of any New Product, provided that neither
      Ipsen nor such Ipsen Affiliate may enter into any agreement with a Third Party for such New Product which would provide for terms which are more favorable in the aggregate to the Third Party than Ipsen's or such Ipsen Affiliate's best offer to Medicis.

8.    MARKETING AND PROMOTION OF THE PRODUCT

8.1 Medicis shall have sole responsibility to determine first Commercial Sales timing and dates in the Territory, provided however that Medicis shall perform or have performed the first Commercial Sale of the Current Product and any agreed future formulations of the Product, in each country of the Territory in which the first corresponding Regulatory Approval is granted without delay after the grant of such Regulatory Approval, but no later than three (3) months after such Regulatory Approval has been obtained; provided that Ipsen shall have made available sufficient supplies of such Product for Commercial Sales to commence.

8.2 Medicis will have sole responsibility for establishing the Product pricing for use in the Field, subject to applicable government regulations.

8.3 Medicis shall promote, distribute and sell the Product in the Territory through its established distribution systems as appearing in Appendix 6 hereto and/or through other Affiliates and/or Third Parties in accordance with the provisions of Article 2.2 above.

8.4 Medicis shall use its best endeavors comparable to the manner Medicis applies to its own leading aesthetic products in the Field in the Territory, or if not applicable, in other therapeutic or commercial areas, to promote, distribute and sell the Product in the Territory.

8.5 Medicis shall commit to a high level of quality and scientific excellence in its marketing, promotion and distribution of the Product in the Territory consistent with Medicis's highest standard of quality and scientific excellence. To that end, Medicis shall make sure that the sales representatives used by Medicis or any of Medicis's Affiliates, distributors or Third Party contractors are well trained in order to maintain a high level of quality and scientific excellence in all marketing activities.

      Medicis will use commercially reasonable efforts to provide Field Customers included in the Medicis Customer Base with technical support, training with the Product and instructions for use of the Product, in a manner consistent with Medicis's current practices in the provision of such support to its present customer base for its hyaluronic acid-based products.

8.6 Medicis shall promote the Products only within the Field and solely to Field Customers located in the Territory, to the exclusion of any contacts with or promotional visits to health professionals who do not pertain to the Field Customers; however, Medicis's marketing and promotion over the internet, radio, television or other broad-based media that spills over into countries outside the Territory shall not be a breach of this provision.

      Medicis shall promote, distribute and sell the Products solely under one or more of the Trademarks.

      Medicis shall supply the Product in response to orders received only from Field Customers within the Medicis Customer Base. For purposes of this Agreement, the Medicis Customer Base shall include any and all practitioners, groups, clinics and institutions located in the Territory, identified as such on a list of customers prepared and maintained by electronic means on the Effective Date and thereafter, who have practiced or may reasonably be expected to practice in the Field

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      and become customers for the Product. Such list shall disclose the name of the practitioner, group, clinic or other institution, its primary address any affiliation, and any practice specialties. Promptly after the end of each fiscal quarter, Medicis shall transmit the complete, revised list in electronic form to Ipsen, which list shall be marked to clearly indicate the identities of any Field Customers who have been added or removed from the list in the prior quarter. Ipsen shall have the right to approve the list as it exists on the Effective Date, and to approve all additions and subtractions to the list thereafter, which approval shall not be unreasonably withheld. Ipsen may reasonably retract its consent as to a particular Field Customer if it receives information about such Field Customer's use of any Current Products or agreed future Product that requires such removal. Medicis may deliver Product for use in the Field to a Field Customers whose names do not appear on the list so long as Medicis includes such customer's identifying information in the next quarterly update of the list. Medicis shall refer to Ipsen all enquiry's and orders received other than from the Medicis Customer Base. Ipsen shall refer to Medicis all inquiries and orders received from the Medicis Customer Base or from Field Customers whom Ipsen has reason to believe desire to use the Products in the Field. Ipsen acknowledges and agrees that the Medicis Customer Base is a trade secret of Medicis and is subject to the confidentiality provisions of Section 17. Accordingly, the Parties shall cause the Review Committee or their designees to develop promptly a written plan to limit access to and safeguard the Medicis Customer Database.

8.7 Medicis shall pay for all costs related to and shall bear all responsibility for all marketing, promotion, sale and distribution activities of Medicis and Medicis's Affiliates under this Agreement in the Territory.

8.8 Medicis shall decide on the strategy to adopt regarding its Product promotion activities in the Field in the Territory, provided however that
      (i) Medicis shall meet with Ipsen at least once a year by September 30th, to review a written report documenting Medicis's actual and proposed strategies and promotional activities, together with the results thereof,
      (ii) Medicis shall implement any reasonable modifications to its actual or proposed strategies which Ipsen may reasonably request so as to safeguard consistency with Ipsen's Product promotional or marketing strategies; provided that such modifications do not impose unreasonable costs, burdens, or other limitations on Medicis, or otherwise conflict with Medicis's overall marketing strategies, and (iii) if required by Ipsen, the packaging of the Product in the Territory shall indicate that such Product is manufactured by Ipsen and/or such other company or group name as may be reasonably requested by Ipsen; the parties shall agree on the way such mention shall appear on the packaging.

      Promptly following the Effective Date, each of the parties shall use commercially reasonable efforts to jointly develop and implement a plan to detect and seek prevention, of unauthorized parallel imports of Products and counterfeit Products into the Territory throughout the term of this Agreement to the extent permitted by applicable law, including permitting Medicis to enforce its exclusivity rights as to unauthorized third party parallel importers.

8.9 Each party undertakes that it will use commercially reasonable efforts to substantially comply with all applicable laws and regulations when developing, testing, manufacturing, marketing, promoting, storing, packaging, shipping, selling and/or distributing the Products.

      Each party further undertakes to use commercially reasonable efforts to substantially comply with all applicable proceedings or documentation required by regulations in force in the United Kingdom, in the European Union or in the Territory applicable to the developing, testing, manufacturing, storing, packaging, shipping, distribution, promotion, sale and administration of botulinum toxin-based products in accordance with this Agreement.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.    REPORTS

9.1 Within forty-five (45) calendar days after the end of each calendar quarter, simultaneously with payment of royalties mentioned in Article 6 above, Medicis shall provide Ipsen with a written report indicating the Commercial Sales of the Product achieved during the preceding calendar quarter including all details setting forth all Net Sales by Medicis and its Affiliates and the calculation of Net Sales, the percentage of royalties applicable for such quarter, and the amount of royalties due under Article 6.

      Such quarterly report shall include without limitation the following items:

      - Products Commercial Sales records expressed in value and volume (in number of Product vials), in aggregate and broken down by groups and agreed types of Field Customers, as well as in each country of the Territory, and agreed areas or sub-zones;

      - Products stock movements reports;

      - Products returns from customers by Territory.

      Medicis agrees that it shall keep, during the whole duration of this Agreement and thereafter for a period of at least (i) six (6) calendar years, or (ii) the duration corresponding to commercial prescription under U.S. laws, whichever of (i) and (ii) is shorter, after each Commercial Sale, accurate records of each Commercial Sale in sufficient detail, including but not limited to details of the price at which the Product was sold by Medicis, and of any and all deductions applicable in determining the Net Sales, in order to enable assessment and control of the amounts due to the other party under Article 6.

      Upon Ipsen's request, which request shall not be made more frequently than once per any twelve-month period, Ipsen may have an inspection performed by an independent auditor selected by Ipsen and to which Medicis has no reasonable objection during ordinary business hours, of such Medicis's records, books and accounts as may be necessary to verify the accuracy of information submitted under this Article 9 to Ipsen in respect of all royalty payments from Medicis to Ipsen under this Agreement. All expenses related to such verification shall be borne by Ipsen except where it is determined by the auditor that Medicis has made an annual underpayment of five percent (5%) or more, in which event such expenses shall be borne by Medicis only. If Medicis disagrees with any determination made by the auditor pursuant to this Article 9.1, it may refer such disagreement for resolution pursuant to the dispute resolution procedures set forth in Articles 20.11 and 20.12. Any under or overpayment shall be balanced within fifteen (15) days after the later of (i) the date of the auditor's examination or (ii) resolution of any disputes with respect to the auditor's examination pursuant to the processes set forth in Article 20.11 and 20.12, together with accrued late payment interest calculated in accordance with Article 6.3.

9.2 Within ninety (90) calendar days before the end of each calendar year, Medicis shall provide Ipsen with a written report indicating annual Commercial Sales forecasts for the following calendar year, and reports on the impact of competitive products, acceptance of the Product by the Field Customers in the Territory, results and analysis thereof, of implemented promotional strategies during the current calendar year, and detail of planned promotion strategy for the following calendar year, and other information Medicis deems relevant.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.3 Medicis shall advise Ipsen in writing of any known complaints from competitors or regulatory authorities regarding promotional activities, within ten (10) days or sooner if the regulatory agency rules specify a shorter period.

10.   IPSEN PROMOTION OF THE PRODUCTS IN THE TERRITORY

10.1 Ipsen shall not, and Ipsen shall ensure that its Affiliates do not, promote the Products in the Territory with respect to indications pertaining to the Field or using the same or confusingly similar brand names, packaging, or trade dress as used by Medicis or its Affiliates or distributors. Furthermore, Ipsen shall not, and Ipsen shall ensure that its Affiliates do not, promote the Products in the Territory to the Medicis Customer Base except in connection with new use(s) for the Products outside the Field which Ipsen registered in the Territory after the Effective Date and which might be prescribed or used by customers within the Medicis Customer Base. Ipsen and its Affiliates may promote or have the Products promoted in the Territory outside the Field and to ophtalmologists who practice medical treatment outside the Field.

10.2 The parties recognize that a Field Customer may wish to use the Product for at least one use within the Field and at least one use outside the Field. With respect to each such Field Customer, Medicis and Ipsen shall use their commercially reasonable efforts to come to an individual agreement appropriately allocating the sales revenues pertaining to such Field Customer's use to each of Medicis and Ipsen, in proportion to such Field Customer's actual use.

10.3 Either party may require that the other provide reasonable access during ordinary business hours to the other party's records, books of account, other documents, employees, consultants, Affiliates, Third Party contractors and facilities in order to verify the other party's compliance with this Article 10. Any dispute regarding either party's compliance with this Article 10 shall be subject to the dispute resolution procedures set forth in Articles 20.11 and 20.12.

10.4 In the event that either party to this Agreement violates its obligation to remit agreed funds to the other under this Article 10, such party shall promptly pay the non-breaching party the amount owed, plus interest, as agreed to by the parties through negotiation or as conclusively determined by the Third Party expert.

11.   PROCEDURES REGARDING TECHNICAL MATTERS

      Ipsen and Medicis shall agree in writing as soon as possible and no later than within one hundred and twenty (120) days after the Effective Date, upon a Safety Data Exchange Agreement which will describe the process for adverse event and reporting.

      Discussions between Ipsen and Medicis regarding such Safety Data Exchange Agreement, shall be initiated on the basis of the Standard Operating Procedures in force at the time of the signing of this Agreement and subsequent updates, which are in effect on the Effective Date within Ipsen's organization and of which Ipsen will send a copy to Medicis for the purpose of these discussions.

      The Safety Data Exchange Agreement which Ipsen and Medicis shall agree-upon shall be consistent with the provisions of this Agreement.

      During the 120 days during which the Safety Data Exchange Agreement is being finalised, Ipsen and Medicis agree to exchange all serious adverse event reports received from clinical trials and serious spontaneous reports received by either party. CIOMS I or MedWATCH forms will be

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      used to exchange such reports within five (5) calendar days of receipt (life-threatening or fatal reports) or ten (10) calendar days for all other serious reports.

12.   INTELLECTUAL PROPERTY

12.1 Medicis agrees that it shall not gain title of any kind in Ipsen's or any Ipsen Affiliate's intellectual property rights in the Products, the Products Regulatory Approval files and data contained in any applications for Regulatory Approvals or Ipsen's or any Ipsen Affiliate's Know-How including patents, which rights and titles shall all remain Ipsen's or Ipsen's Affiliates' sole property.

12.2 All results whether patentable or not of the Development and Regulatory Program shall be the sole property of Ipsen. Ipsen may independently, after prior confidential consultation with Medicis and with Medicis's reasonable assistance, seek at its own expense any patent or other protection available in relation to such results and to the Products (including without limitation any new use for any of the same).

12.3 Ipsen shall assign to Medicis the Trademark and goodwill (if any) associated therewith in accordance with the terms of a Trademark Assignment Agreement substantially in the form set out in Appendix 11. Medicis may further select and include in Appendix 5 hereto, other trade name(s) and trademark(s), to register, distribute and promote the Product(s) or agreed future Product(s) in the Territory, and to which Ipsen has no reasonable objection.

      The Trademarks shall be the sole property of Medicis.

12.3.1 Subject to Article 8.8, Medicis grants to Ipsen a license to use the Trademark(s) in accordance with the terms of the Trademark(s) License Agreement attached as Appendix 9.

      Any trademark further included in Appendix 5 in accordance with the terms of this Article 12.3 shall be referred to herein as the Trademark(s) and shall be deemed to be automatically licensed by Medicis to Ipsen under the terms of the Trademark(s) License Agreement. Medicis undertakes to sign any amendment as Ipsen may request to the Trademark(s) License Agreement so as to formalize the inclusion of any such new Trademark in the scope of the Trademark(s) License Agreement.

      Any Product Extension included in Medicis's scope of appointment under
      Article 2 in accordance with the provisions of Article 7.1 herein, and any New Product which is the subject of an Agreement between Ipsen and Medicis for its development and/or distribution in accordance with the provisions of Article 7.2 of this Agreement, shall be deemed to be automatically included in Exhibit B to the Trademark(s) License Agreement. Medicis undertakes to sign any amendment as Ipsen may request to the Trademark(s) License Agreement so as to formalize the inclusion of any such Product Extension and/or New Product in the scope of the Trademark(s) License Agreement.

      In case the Trademark(s) License Agreement terminates or expires while this Agreement is still in force, Medicis shall not grant any right under the Trademark(s) to any Third Party or Affiliate outside the Territory, nor shall Medicis make any use of the Trademark(s) outside the Territory.

      The Trademark(s) License Agreement shall continue in full force and effect notwithstanding the termination or expiry of this Agreement unless otherwise expressly provided for in the Trademark(s) License Agreement.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

12.3.2 Ipsen shall not, and Ipsen shall ensure that its Affiliates do not, register or use a trademark or trade name the same as or confusingly similar to the Trademarks in the Territory, or outside the Territory but in the Field. Neither party shall register or use, and each party shall ensure that its respective Affiliates do not register or use, a trademark or trade name the same as or confusingly similar to any trademark or trade name proprietary to the other party or any of such other party's Affiliates, or under which the other party or any of any of its Affiliates markets Products or similar aesthetic products whether in or outside the Territory.

12.3.3 Medicis hereby grants Ipsen, during the term of this Agreement, an exclusive option which Ipsen may exercise from time to time during this Agreement, to acquire the Trademarks in one or more countries outside the Territory as indicated from time to time by Ipsen, under reasonable commercial purchase conditions to be negotiated in good faith between Medicis and Ipsen. Should Medicis and Ipsen be unable to reach agreement with respect to such purchase conditions, Ipsen's option shall not be extinguished and may be further exercised by Ipsen for the same and/or other country/ies outside the Territory whenever Ipsen deems appropriate during this Agreement

12.4 Each party shall notify the other in accordance with this Agreement promptly upon becoming aware of the same that:

        (i) there exists an actual or potential infringement or misappropriation by Third Parties in the Territory of intellectual property rights covering the Products, including the Know-How and the results of the Regulatory and Development Program;

        (ii) the Products or any intellectual property rights covering the Products, including the Know-How and the results of the Regulatory and Development Program, might or actually infringe or misappropriate, or are dependent upon a Third Party intellectual property right in the Territory.

12.4.1 With respect to the notification referenced in Article 12.4(i) above and except if the actual or potential infringement relates to the Trademark(s):

        Ipsen shall have the right, but not the obligation, at its own discretion and at its own expense, to institute, prosecute, and control any action or proceedings with respect to such actual or potential infringement or misappropriation. Medicis shall provide Ipsen with all reasonable assistance for such purposes; further, Medicis shall have the right to participate at its own expense in any such action or proceedings in order to obtain damages for any loss or prejudice suffered by its business but the control of such action or proceedings shall remain with Ipsen. Any monetary remedy obtained by Ipsen as a result of any proceedings taking place pursuant to the present Article, shall belong solely to Ipsen, provided however that in case of Medicis's participation in any such actions or proceedings at Medicis's cost, Medicis shall be entitled to receive that portion of the remedy corresponding to compensation of Medicis's prejudice reduced according to the proportion of Medicis's financial contribution to the costs borne by Ipsen for the entire action or proceeding.

        In the event that Ipsen does not within a reasonable time period intervene in relation to an infringement or misappropriation under
        Article 12.4(i) above, then Medicis may, at its own discretion after having liaised with Ipsen to this effect, commence such proceedings on its own behalf, in which case Ipsen shall provide Medicis with all reasonable assistance and support for such purposes including joining the action where reasonably requested. Medicis shall be responsible for the control of such proceedings and shall pay all expenses incurred in connection therewith, subject however to permanent consultation and co-ordination with Ipsen to take into account Ipsen's world-wide strategy and image for the Products, including circulation to Ipsen of

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

        any planned binding settlement so as to enable Ipsen to reasonably comment thereupon. Any monetary remedy obtained by Medicis as a result of such proceedings shall belong solely to Medicis.

12.4.2  With respect to the notification referenced in Article 12.4(ii) above:

        Ipsen shall have the right but not the obligation, at its own discretion and at its own expense to defend and control any action or proceedings with respect to such actual or potential infringement or misappropriation and Medicis shall provide Ipsen with all reasonable assistance for such purposes including joining the action where reasonably requested. Any monies that may be due to the Third Party as a consequence of actions or proceedings under Article 12.4(ii) above, shall be borne by the parties as set out in Article 12.6 hereof.

12.5 Each party shall notify the other in accordance with this Agreement promptly upon becoming aware of the same that:

        (i) there exists an actual or potential infringement by Third Parties in the Territory of the Trademark(s);

        (ii) the Trademark(s) might or actually infringe, or is dependent from, a Third Party intellectual property right in the Territory.

12.5.1  With respect to the notification referenced in Article 12.5 (i) above:

        Medicis shall have the right, but not the obligation, at its own discretion and at its own expense, to institute, prosecute, and control any action or proceedings with respect to such actual or potential infringement. Ipsen shall provide Medicis with all reasonable assistance for such purposes including joining such action where reasonably requested; further, Ipsen shall have the right to participate at its own expense in any such action or proceedings in order to obtain damages for any loss or prejudice suffered by its business but the control of such action or proceedings shall remain with Medicis. Any monetary remedy obtained by Medicis as a result of any proceedings taking place pursuant to the present Article, shall belong solely to Medicis, provided however that in case of Ipsen's participation in any such actions or proceedings at Ipsen's costs, Ipsen shall be entitled to receive that portion of the remedy corresponding to compensation of Ipsen's prejudice reduced according to the proportion of Ipsen's financial contribution to the costs borne by Medicis for the entire action or proceeding.

        In the event that Medicis does not within a reasonable time period intervene in relation to an infringement under Article 12.5(i) above, Ipsen may, at its own discretion after having liaised with Medicis to this effect, commence such proceedings on its own behalf, in which case Medicis shall provide Ipsen with all reasonable assistance and support for such purposes including joining such action where reasonably requested. Ipsen shall be responsible for the control of such proceedings and shall pay all expenses incurred in connection therewith, subject however to permanent consultation and co-ordination with Medicis to take into account Medicis's strategy and image for the Trademark(s) in the Territory, and subject to Ipsen seeking Medicis's written approval prior to entering into any binding settlement or prior to taking any irreversible decision applicable to, or omitting to perform any action which could irreversibly affect, ongoing proceedings. Any monetary remedy obtained by Ipsen as a result of such proceedings shall belong solely to Ipsen.

12.5.2  With respect to the notification referenced in Article 12.5(ii) above:

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      Medicis shall have the right but not the obligation, at its own discretion and at its own expense to defend and control any action or proceedings with respect to such actual or potential infringement and Ipsen shall provide Medicis with all reasonable assistance for such purposes including joining such action where reasonably requested, subject to written notice to Ipsen of any planned binding settlement or definitive actions or omission so as to enable Ipsen to reasonably comment thereupon. Any monies that may be due to the Third Party as a consequence of actions or proceedings under Article 12.5(ii) above, shall be borne by the parties as set out in Article 12.6 hereof.

12.6 In case Ipsen is by virtue of a final court decision or binding settlement entered into in compliance with the terms of this Agreement under actions or proceedings referred to in Article 12.4(ii) and/or Article 12.5(ii) under the obligation to pay any monies to a Third Party, Medicis shall reimburse Ipsen the portion of the payment obligations which correspond to Medicis's infringing sales or activities in the Territory.

      In case Medicis is by virtue of a final court decision or binding settlement achieved or entered into in compliance with the terms of this Agreement under actions or proceedings referred to in Article 12.5(ii) above under the obligation to pay any monies to a Third Party, Ipsen shall reimburse Medicis the portion of the payment obligations which are based upon Ipsen's infringing sales achieved under the Trademark(s) outside the Territory.

12.7 The provisions of this Article 12 shall survive the termination or expiration of this Agreement for a period of ten (10) years.

13.   NON COMPETITION

13.1 For the whole duration of this Agreement, Medicis undertakes not directly nor indirectly (such as through any Medicis Affiliate) to seek purchasers for the Product outside the Territory, nor sell nor offer for sale the Product for any use whatsoever outside the Territory, nor to seek purchasers for nor sell, nor offer for sale the Product for use outside the Field within the Territory; however, Medicis's marketing and promotion over the internet, radio, television or other broad-based media that spills over into countries outside the Territory shall not be a breach of this provision.

13.2 Except to the extent permitted by Article 20.5(b), ***, neither Medicis nor its Affiliates will promote or distribute, either directly or indirectly, any product for sale in the Territory in the Field having the same indications in the Field, the same active ingredient as the Products, or a directly competing muscle paralyzing effect (hereinafter referred to as Competitor). As an exception to this Article 13.2, Medicis and its Affiliates may directly or indirectly promote or distribute Competitors for sale in the Territory in the Field during the above defined duration, in case this Agreement is terminated by Medicis under Article 19.2(ii) due to Ipsen's fundamental breach under this Agreement, and Ipsen did not contest being in fundamental breach.

14.   WARRANTIES

14.1  Medicis represents and warrants to Ipsen that:

      - it is duly incorporated under the laws of Bermuda and has the power and authority to execute and deliver this Agreement as well as to perform its obligations hereunder, and that it has taken all corporate action necessary to ratify such power and authority,

                                       30

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      - it or its Affiliates have the necessary qualified personnel, equipment and other means to perform Medicis's duties under this Agreement in a timely manner in accordance with the terms hereof and further covenants that it will continue to do so throughout the term of this Agreement,

      - it is not directly or indirectly through Affiliates of Medicis or otherwise, presently involved in any manner whatsoever in the development, registration, distribution, and/or promotion, of products containing botulinum toxin other than for the purpose and under the terms of this Agreement, nor is it in the process of becoming so, nor does it have the benefit of an option to acquire rights thereon.

      - the execution and delivery of this Agreement does not conflict with or constitute a default under any applicable laws or regulations or under any contract, agreement, policy, other arrangement or understanding to which it is a party or by which it is bound,

      - no approval of any governmental body or consent of any person not a party to this Agreement is required or advisable on the part of Medicis or Medicis's Affiliates for the due execution and delivery of this Agreement by Medicis and the performance of its obligations hereunder, and

      - when executed and delivered by Medicis, this Agreement will be the legally valid and binding obligation of Medicis, enforceable against Medicis in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally.

14.2  Ipsen represents and warrants to Medicis that:

      - it is duly incorporated under the laws of England and has the power and authority to execute and deliver this Agreement as well as to perform its obligations hereunder, and that it has taken all corporate action necessary to ratify such power and authority,

      - it has the necessary qualified personnel, equipment and other means to perform its duties under this Agreement in a timely manner in accordance with the terms hereof and further covenants that it will continue to do so throughout the term of this Agreement,

      - the execution and delivery of this Agreement does not conflict with or constitute a default under any applicable laws or regulations or under any contract, agreement, policy, other arrangement or understanding to which it is a party or by which it is bound,

      - no approval of any governmental body or consent of any person not a party to this Agreement is required or advisable on the part of Ipsen for the due execution and delivery of this Agreement by Ipsen and the performance of its obligations hereunder, or the exercise by Medicis of its rights under this Agreement,

      - when executed and delivered by Ipsen, this Agreement will be the legally valid and binding obligation of Ipsen, enforceable against Ipsen in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally,

      - it has, and during the term of this Agreement will maintain, ownership and possession of all necessary rights to use all Know-How or other intellectual property to grant the rights to Medicis under this Agreement and shall maintain all regulatory files and Regulatory Approvals for Products,

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      - neither it nor any Ipsen Affiliate has granted or assigned, and during the term of this Agreement neither Ipsen nor any Ipsen Affiliate will grant or assign, to any Third Party or Affiliate any rights that will conflict with Medicis's rights under this Agreement.

      Ipsen warrants that to the best of Ipsen's reasonable knowledge as on the Effective Date:

      - the conception, development, and reduction to practice of the Current Product was not a willful misappropriation of any Third Party's or Affiliate's trade secrets or other intellectual property,

      - the conception, development, and reduction to practice of the Current Product was not a misappropriation of any trade secrets or other intellectual property covered by the HPA License,

      - the Know-How necessary for the conception, development and manufacturing of the Current Product does not violate or infringe any patent, copyright or trademark issued by any country that is a member of the Paris Convention for the Protection of Industrial Property.

      - that there is no litigation, claims, disputes or actions pending or threatened, and no interference, no nullity actions pending or threatened with respect to (i) the Know-How, or adversely affecting the Know-How, or
      (ii) Ipsen's ability to undertake and perform its obligations under this Agreement.

14.3 The provisions of this Article 14 shall survive termination or expiration of this Agreement for a period of 18 months except when by its terms a representation or warranty sets forth a different duration.

14.4 EACH OF THE PARTIES AGREES THAT THE REPRESENTATIONS AND WARRANTIES OF THE OTHER PARTY CONTAINED IN THIS AGREEMENT ARE THE EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THAT SUCH OTHER REPRESENTATIONS AND WARRANTIES ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OR MERCHANTABILITY, FITNESS OR NON-INFRINGEMENT, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED.

      No employee or agent of either party is authorized to make any modification, extension or addition to the representations and warranties of such party contained in this Agreement or to modify or expand the remedies available in connection with any breach of this Agreement.

      Medicis agrees that it and its Affiliates will not make any representation or warranty to the purchaser of any Product manufactured by or on behalf of Ipsen pursuant to this Agreement that is more extensive than, or that is otherwise inconsistent with, Ipsen's representations and warranties contained in this Agreement or in Ipsen's standard terms and conditions applicable to the Products.

15.   IPSEN DELIVERY COVENANT

      In the event Ipsen fails to have at least one manufacturing facility for a Product FDA-inspected and FDA-approved, at the time marketing batches of the Product are reasonably required by Medicis for distribution in the Field in the Territory, and except as long as and while such failure is due to a Force Majeure event or to FDA's failure to inspect the manufacturing facility or to notify Ipsen of FDA's decision with this respect, Medicis shall have the right to terminate this Agreement pursuant to Article 19.2(x)

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

below and Ipsen shall pay Medicis*** USD (***) in liquidated damages, it being understood that such payment shall be Medicis's sole and exclusive remedy for Ipsen's failure under this Article 15.

16.   LIABILITIES - INDEMNIFICATION

16.1 Medicis shall defend, indemnify and hold Ipsen (and its Affiliates and their directors, officers, employees and representatives) harmless from and against any and all losses, liabilities, claims, damages, suits, costs and expenses any of them suffers, including the cost and expense of handling, defending and settling claims and suits, if and to the extent arising from (a) clinical studies involving the Products including without limitation clinical studies to be performed under the Development and Regulatory Program and development works under Current Agreements conducted by Ipsen on behalf of Medicis and in conformity with Medicis's instructions pursuant to Article 3.1, (b) the marketing, promotion, advertising, transportation, handling, storage or distribution of Products by Medicis, any of its Affiliates or any of their respective subcontractors or agents, (c) any defect or alleged defect in labeling of the Products, (d) any defect or alleged defect in the design of the Products to the extent such design results from the clinical studies performed under the Development and Regulatory Program, or (e) the material breach by Medicis of its obligations or warranties under this Agreement, except in each case for: (i) any such loss, liability, claims, damages, costs or expenses to the extent caused by a breach by Ipsen of its obligations and warranties under this Agreement, (ii) such claims, damages and expenses to the extent caused by the gross negligence or willful misconduct of Ipsen, Ipsen's Affiliates or Ipsen's Third Party contractors, and (iii) such matters expressly described in Article 16.2 of this Agreement with respect to which Ipsen is obligated to defend, indemnify and hold Medicis harmless.

      Medicis shall inform Ipsen, promptly upon becoming aware of the same, of any claim or action against Medicis or Ipsen for which Medicis is obligated to defend, indemnify and hold Ipsen harmless.

16.2 Ipsen shall defend, indemnify and hold Medicis (and its Affiliates and their directors, officers, employees and representatives) harmless from any and all losses, liabilities, claims, damages, suits, costs and expenses any of them suffers, including the cost and expense of handling, defending and settling claims and suits, if and to the extent arising from any defect or alleged defect or mishandling in the packaging, storage, manufacturing, testing or formulation of the Products, or the material breach by Ipsen of its obligations or warranties under this Agreement, except in each case for: (i) any such loss, liability, claims, damages, costs or expenses to the extent caused by a breach by Medicis of its obligations and warranties under this Agreement, (ii) such claims, damages and expenses to the extent caused by the gross negligence or willful misconduct of Medicis, Medicis's Affiliates or Medicis's Third Party contractors, and (iii) such matters expressly described in Article 16.1 of this Agreement with respect to which Medicis is obligated to defend, indemnify and hold Ipsen harmless.

16.3  Medicis shall, during the term of this Agreement and for a period of six
      (6) years thereafter, maintain insurance coverage pursuant to one or more insurance policies in form reasonably satisfactory to Ipsen and underwritten by financially sound and reputable insurers reasonably satisfactory to Ipsen, against errors and omissions, contractual liability, product liability relating to the design or labeling of the Products, including but not limited to those hazards specified in Article 16.1., and other hazards specified by Ipsen.

      All such insurance policies shall:

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      (i) provide for insurance coverage in an aggregate amount per year of not less than USD 10 (ten) million for those matters described in Article 16.1 and in Article 16.3 first paragraph of this Agreement, arising before the Product is first sold by Medicis in the Territory, and not less than USD 20 (twenty) million for those matters described in Article 16.1 and 16.3 first paragraph of this Agreement arising after the Product is first sold by Medicis in the Territory;

      (ii) include Ipsen as an additional named insured;

      (iii) contain provisions that with respect to Ipsen, the insurance policies may be cancelled only for nonpayment of premiums by Medicis after not less than thirty (30) days notice of intent to cancel provided to Ipsen; and,

      (iv) contain provisions that the insurer will make payment to Ipsen as its interests may appear under any such policy notwithstanding any defense which such insurer may have against any of the other insureds on such policy.

      Medicis will furnish to Ipsen certificates of all such insurance policies:

      - On the Effective Date (and within thirty (30) days of the date of each anniversary of the related insurance certificate date), evidencing coverage in accordance with this Article 16.3 including but not limited to, insurance coverage in an aggregate amount per year of not less than USD 10 (ten) million; and,

      - at least sixty (60) days prior to the first Product sale by Medicis in the Territory (and within thirty (30) days of the date of each anniversary of the related insurance certificate date), evidencing insurance coverage in accordance with this Article 16.3 including but not limited to, insurance coverage in an aggregate amount per year of not less than USD 20 (twenty) million.

      All such insurance certificates shall, among others, duly show that the hazards referred to in this Article 16.3 are covered and insured, all of which in compliance with the terms of this Article 16.3. Medicis shall not commence work on any clinical trial with the Product nor achieve the first Product sale in the Territory, without Ipsen's prior approval on Medicis's related insurance coverage which Ipsen's consent to such policies shall not be unreasonably withheld.

      If Medicis is unable to secure or maintain all such insurance policies and coverage as provided for herein, Ipsen may terminate this Agreement in accordance with and subject to the cure periods under the provisions of
      Article 19.2(ii).

16.4 Ipsen shall, commencing on the sixtieth (60th) day prior to the first Product sale by Medicis in the Territory and then during the remainder of the term of this Agreement and for a period of six (6) years thereafter, maintain insurance coverage in an aggregate amount not less than USD ***, pursuant to one or more insurance policies in form reasonably satisfactory to Medicis and underwritten by financially sound and reputable insurers reasonably satisfactory to Medicis, against errors and omissions, contractual liability and products liability relating to the manufacture, packaging, handling, storage, testing or formulation of the Products and will furnish to Medicis certificates of all such insurance policies which shall, among others, duly show that the hazards referred to in this
      Article 16.4 are covered and insured, in compliance with the terms of this
      Article 16.4.

16.5 Except as otherwise provided herein, in connection with any Third Party claim for which either party hereto intends to seek indemnification from the other party, the party requested to provide indemnification pursuant to this Article 16 (the Indemnifying Party) shall have the sole control of

                                       34

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      the defense, litigation or settlement of such claim, including the right to intervene as co-defendant in legal proceedings and to conduct the defense of any legal action on behalf of the other party, and shall have the right to select the legal counsel who shall assist the parties with respect to such claim. The Indemnifying Party shall consult with the other party on the advancement of the proceedings and keep such other party fully informed of all material developments in the proceedings. The Indemnifying Party shall be excused from its obligation to defend and hold harmless the other party with respect to Third Party claims, should such other party:

      (i) fail to give prompt notice to the Indemnifying Party of any such claim and continuing information thereon, which failure materially prejudices the defense of such claim; or

      (ii) obtain release or indemnification from a Third Party from such claim, but only to the extent of such other release or indemnification.

      The non-indemnifying party shall be entitled to undertake all protective measures or actions this party may deem reasonably appropriate in order to secure its factual or legal position, or to prevent the situation from aggravating; provided that the non-indemnifying party may not settle, consent to any judgment or otherwise admit liability in connection with any claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

      Notwithstanding the foregoing, if Ipsen determines in good faith that a claim or action by a Third Party with respect to which it may be entitled to seek indemnification from Medicis pursuant to this Article 16 is reasonably likely to have a material adverse effect on any Regulatory Approval held by Ipsen outside the Territory or Field, or on Ipsen's marketing or distribution of the Products outside the Territory or Field, then upon delivering notice of such determination to Medicis (i) Ipsen shall be entitled to control the defense of such claim or action (including any settlement of such claim or action) with counsel selected by Ipsen, (ii) Ipsen shall consult with Medicis on the advancement of the proceedings and keep Medicis fully informed of all material developments in the proceedings, (iii) Medicis shall be entitled to participate in (but not control) the defense of such claim or action at its expense with separate counsel of Medicis's choosing and (iv) Ipsen shall be entitled, without impairing its rights to indemnification hereunder, to settle or compromise such claim or action without the consent of Medicis provided that it does so in a commercially reasonable manner and such settlement or compromise does not involve any admission of liability or fault of any kind on the part of Medicis or its Affiliates.

16.6 Notwithstanding any provision of this Agreement to the contrary, neither party shall be entitled in connection with any breach or violation of this Agreement to recover from the other party any [(i) punitive, exemplary or other special damages or (ii) any indirect, incidental or consequential damages, or (iii) damages relating to loss of profit, business opportunity or business reputation. Each party, as a material inducement to the other party to enter into and perform its obligations under this Agreement, hereby expressly waives its right to assert any claim against the other party relating to such damages and agrees not to seek to recover such damages in connection with any action, suit or proceeding relating to this Agreement. The foregoing shall not limit the right of either party to be indemnified in accordance with the provisions of this Article 16 with respect to all components of any claim, award or judgment against such party by any Third Party not affiliated with either party to this Agreement or recover direct damages.

16.7 The provisions of this Article 16 shall survive expiration or termination of this Agreement..

16.8 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REMEDIES FOR BREACH OF THIS AGREEMENT SET FORTH IN THIS ARTICLE 16 CONSTITUTE THE SOLE AND EXCLUSIVE RECOURSE AND REMEDY OF EACH PARTY FOR MONETARY

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      DAMAGES WITH RESPECT TO ANY BREACH OF THE OBLIGATIONS OR WARRANTIES OF THE OTHER PARTY PROVIDED IN THIS AGREEMENT.

17.   CONFIDENTIALITY

17.1 Medicis shall keep absolutely secret and confidential and shall not use or disclose for purposes other than the performance of the present Agreement, all confidential or trade secret information communicated to it by Ipsen whatever its nature or form, and all information to which Medicis has access, or which comes to Medicis' knowledge, whether before or after the Effective Date, concerning without limitation the Product, the Know-How, the Development and Regulatory Program and results thereof, or Ipsen's activities whatever the field and any information related to this Agreement.

17.2 Ipsen shall keep absolutely secret and confidential and shall not use or disclose for purposes other than the performance of the present Agreement, all confidential or trade secret information communicated to it by Medicis' whatever its nature or form, and all information to which Ipsen has access, or which comes to Ipsen knowledge, whether before or after the Effective Date, concerning without limitation the Medicis Customer Base, or Medicis's activities whatever the field and any information related to this Agreement.

17.3 Without limiting Section 17.2, each party shall give access to the above mentioned information only to those of its directors, officers, employees, attorneys, agents, auditors, lenders, actual or prospective financing sources, distributors, Third Party contractors and Affiliates (hereinafter all referred to as Recipients), who have a need to know such confidential information, and who have agreed to confidentiality obligations no less constraining than those contained herein and each party shall require compliance by those Recipients with the confidentiality obligations mentioned in this Article 17.

      Medicis undertakes that its distributors and Third Party contractors engaged in activities relating to this Agreement, will be bound by and respect the confidentiality obligations mentioned in this Article 17.

      Notwithstanding anything contained in this Agreement, Medicis and Ipsen shall be free to disclose information regarding this Agreement and the transactions contemplated herein as may be necessary to comply with the applicable rules of the U.S. Securities Exchange Commission (SEC), the French Autorites des Marches Financiers (AMF), and/or any securities exchange or quotation system on which its securities may be listed or quoted, subject to prior notice to the other party and, whenever reasonably feasible, to proceeding to such disclosure under confidentiality measures available with the concerned authority or system. In case Medicis determines that it must disclose this document pursuant to SEC rules in the United States, it shall use commercially reasonable efforts to obtain confidential status for the terms and conditions of this Agreement to the greatest extent possible under applicable law. Medicis shall notify Ipsen of its decision to make such disclosure, shall consult with Ipsen on such issue to the extent reasonably practicable and shall keep Ipsen fully informed as to the status of Medicis's efforts to maintain the confidential character of the terms and conditions hereof. In case Ipsen determines that it must disclose this document pursuant to the listing rules of the AMF, it shall use commercially reasonable efforts to obtain confidential status for the terms and conditions of this Agreement to the greatest extent possible under applicable law. Ipsen shall notify Medicis of its decision to make such disclosure, shall consult with Medicis on such issue to the extent reasonably practicable and shall keep Medicis fully informed as to the status of Ipsen's efforts to maintain the confidential character of the terms and conditions hereof.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

17.4 Each party shall have no obligation to maintain the confidentiality of any specific item of information that is:

      - in the public domain or otherwise available to the public without restriction on its use, or,

      - publicly known through no fault of such party or the Affiliates and Third Parties identified in Article 17.3 above, or,

      - available to the concerned party without restriction on its use, from a person not having a direct or indirect confidential relationship with the other party.

17.5 The confidentiality obligations mentioned hereabove shall survive the expiration or termination of this Agreement for so long as each item of confidential obligation does not meet any of the criteria identified in
      Article 17.4.

18.   PUBLICATION - ANNOUNCEMENT

18.1 Each party or its Affiliates may make public communication or scientific publications relating to the existence and subject matter of this Agreement, to the Development and Regulatory Program and the results thereof, or to their activities under this Agreement, but only provided they have both agreed on the draft publication or announcement, which agreement shall not be unreasonably withheld by either party.

      Each party shall endeavor to control publications by Third Parties in this respect and shall endeavor to insert appropriate wording in its agreements with such Third Parties to this effect.

18.2  All publications shall be submitted to the other party at least thirty
      (30) days prior to the intended communication or publication date.

      All publications and communications made by a party or its Affiliates shall state each party's collaboration to the Development and Regulatory Program unless the concerned party otherwise decides, and shall state the origin of the Product in a wording agreeable to Ipsen unless Ipsen decides otherwise.

      Unless expressly approved in advance and in writing such approval not to be unreasonably withheld, neither party shall make reference to this Agreement (including without limitation its financial terms) in any publicly available statement.

18.3 Notwithstanding the provisions of this Article 18, neither party may take any action including but not limited to disclosing any information to any Third Party which will or might jeopardize the ability of either party to obtain any patent or other protection which that party is entitled to obtain pursuant to this Agreement.

18.4 This Article 18 shall survive termination or expiration of this Agreement for a period of ten (10) years).

19.   TERM - TERMINATION

19.1 This Agreement shall come into force as of the Effective Date. Unless earlier terminated as expressly permitted herein, the term of this Agreement shall expire on 28 September 2019. Ipsen shall use its commercially reasonable efforts to negotiate an extension of the duration of its ***, beyond 28 September 2019. If and when Ipsen obtains such extension, the term of this

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

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      Development and Distribution Agreement will be automatically adjusted to the same duration (the Initial Term).

      Recognizing that if the Agreement is not terminated before expiry of the Initial Term, Medicis will have made substantial investments in developing the Current Product sales in the Territory in the Field, Medicis shall have a first right of refusal over Third Parties to renew this Agreement after the Initial Term for subsequent additional periods of *** each, under the following conditions:

      - Medicis shall notify in writing to Ipsen of its intention to renew this Agreement at least one (1) year prior to the expiry of the Initial Term or of any subsequent *** period;

      - Ipsen and Medicis shall mutually agree upon and execute any required amendment to this Agreement at least six (6) months prior to the expiry of the Initial Term or of any subsequent *** period, during which period the parties shall negotiate in good faith with respect to any such amendment;

      - Failing execution by both Ipsen and Medicis of the necessary amendment to this Agreement within the above delay, Ipsen shall be free to entrust any Third Party or Affiliates with the promotion, distribution and sale of the Products (including the Current Products) in the Territory in the Field or to conduct such activities itself.

19.2 Early Termination by either Party: This Agreement may be terminated prior to expiration of the term hereof in accordance with the following:

      (i) by either party, with immediate effect, if the other party becomes insolvent, is declared bankrupt, put into liquidation, whether voluntarily or by court decision, is obliged to make an assignment of its assets to the benefit of its creditors, or requests the appointment of a receiver or is subject to a similar procedure, upon written notice with immediate effect;

      (ii) by either party, if the other party is in breach of any of its fundamental obligations hereunder and, where that breach is capable of remedy has not cured such breach, within sixty (60) days from the receipt of a notice sent to it to that effect by the terminating party without further notice; provided that the terminating party is not itself in breach of any of its fundamental obligations under this Agreement;

      (iii) by either party, immediately upon notice to the other party, if force majeure events, as hereinafter defined, prevent either party from fulfilling its obligations hereunder during a period of more than six (6) consecutive months;

      (iv)  by Medicis, in accordance with Article 3.2.3 above;

      (v)   by Ipsen in accordance with Article 3.2.4 above;

      (vi) by Medicis, as to the rights and obligations of the parties under this Agreement with respect to Canada or Japan, as applicable, in accordance with Article 3.3.1 above;

      (vii) by Medicis, as to the rights and obligations of the parties under this Agreement with respect to Canada or Japan, as applicable, in accordance with Article 3.3.3 above;

      (viii)by Ipsen, as to the rights and obligations of the parties under this Agreement with respect to Canada or Japan, as applicable, in accordance with Article 3.3.4 above;

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      (ix)  by Ipsen, in accordance with Article 6.1.9 above;

      (x)   by Medicis, in accordance with Article 15 above; and

      (xi) as to a Product Extension or New Product, by either party, immediately upon notice to the other party, if the terminating party in good faith reasonably believes, based on objective, demonstrable evidence that serious adverse effects not known on the Effective Date or at the time Ipsen grants rights to Medicis on any such Product Extension or New Product, attributable to the Product are likely to occur or have occurred; in such case, the terminating party shall provide to the non-terminating party written evidence warranting such belief.

19.3 If the relevant government authorities of the Territory suspend, withdraw or cancel any of the Products Regulatory Approvals for any reason whatsoever, Ipsen and Medicis shall discuss in good faith the necessary amendments to the terms and conditions of this Agreement in connection with the concerned Product, and Ipsen shall have the right to withdraw the countries concerned from the Territory or to terminate this Agreement should all Regulatory Approvals be withdrawn, cancelled, or suspended and not reinstated within 365 days.

19.4 Any and all amounts outstanding at the date of termination or expiry of this Agreement, shall remain due and be paid by Medicis or Ipsen, as appropriate, in due time.

19.5    Consequences of termination or expiration:

        This Article 19.5 shall apply in case this Agreement is terminated or expires in accordance with its terms.

19.5.1 (i) In the event of early termination or expiry of this Agreement Medicis shall (and Medicis shall cause its Affiliates to) forthwith, upon Ipsen's request: (a) refrain from developing, using, promoting, selling and distributing, directly or indirectly, the Product in the Territory, or using any of the Know-How or of the results of the Development and Regulatory Program; and (b) perform, on behalf of Ipsen and at Ipsen's expense, for a period of six (6) weeks from the date of receipt of the termination notice, all on-going studies of the Development and Regulatory Program, or subcontract such on-going studies of the Development and Regulatory Program, to a Third Party to which Ipsen has no reasonable objection, so as to smoothly transfer all such commitments to Ipsen during such six (6) week period;

        (ii) In the event of early termination or expiry of this Agreement Medicis shall transfer to Ipsen within three (3) months at the latest as from the date of termination or expiration of this Agreement: (a) all artwork including layout, print pattern, and films, relating to the Products promotional material conceived by Medicis for purposes of this Agreement; (b) all Products promotional material supplied by Ipsen to Medicis; (c) a list of Medicis's (and/or Medicis's distributors' or Third Party contractors') Field Customers; and (d) a report on Medicis's (and/or Medicis's distributors' or Third Party contractors') sales and promotional activities, if such report has not been issued within the twelve-month period preceding the date of termination or expiration of this Agreement.

19.5.2 Upon the termination or expiration of this Agreement (for reasons other than Ipsen's bankruptcy or Ipsen's uncured fundamental breach), Medicis hereby grants Ipsen and Ipsen's Affiliates, for a period of ninety (90) days a royalty-free right to use and reproduce the Products promotional artworks and other promotional items conceived by Medicis for the purpose of this Agreement, for the promotion by Ipsen or any Affiliated or appointed Third Party, of the Products in the Territory

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

         in the Field, provided however that Ipsen shall adapt such artwork so as to avoid any reproduction of Medicis's logo or name, as well as to avoid any reproduction of the Trademark(s) in the Territory except as otherwise permitted in accordance with the Trademark(s) License Agreement.

19.5.3   Ipsen and Medicis shall discuss in good faith and agree, within thirty
         (30) days after notice of termination is served by one party to the other or within the three (3) months before expiry of this Agreement, upon a time table for rapid transfer of the Products physical distribution in the Territory from Medicis to Ipsen or any of Ipsen's designee (to the exception of the Products promotion which shall be governed by the provisions of Article 19.5.5) in order to avoid any interruption of the Products distribution in the Territory. Unless this Agreement is terminated by Medicis for fundamental breach by Ipsen under this Agreement, in which case the following provisions shall be at Medicis's option, should Ipsen so requests, Medicis undertakes to keep distributing the Products in the Territory during a minimum period of six (6) weeks as from the date when this Agreement expires.

19.5.4 In all cases, when Medicis ceases distributing the Products in the Territory (whether immediately upon termination of after the transitional period referred to in Article 19.5.3), Medicis shall, at Ipsen's option, destroy all unsold quantities of Products and provide to Ipsen the corresponding certificate of destruction hereof, or return any unsold stock to Ipsen or its nominee provided said stock is in good saleable condition. Conditions for destruction of the stocks of Products shall be defined in the Technical Agreement specified in
         Article 5.14 and shall be binding on Medicis.

         All expenses and costs of such return shall be borne by Ipsen unless termination of this Agreement occurs as a result of Medicis being in uncured fundamental breach under this Agreement.

         Ipsen shall repurchase all such returned stock of Products at the Products sale price from Ipsen to Medicis referred to in Article 5 above (or as further revised under Article 6.4), plus a *** percent (***%) stocking fee, to be paid to Medicis within thirty (30) days after invoice for return of unsold Products. Should the Products not be in good saleable condition, Medicis shall destroy all such remaining stock subject to Ipsen's prior written agreement, and provide to Ipsen the corresponding certificate of destruction hereof.

19.5.5 Unless Ipsen waives application of this Article 19.5.5, Medicis shall have the option to continue or to cease the promotion of the Products in the Territory during the term of the notice of termination (if any). Medicis shall inform Ipsen of its decision within two (2) weeks after the date of the notice of termination. Should Medicis decide not to promote the Products during such term of notice (i) Medicis hereby grants Ipsen or Ipsen's designee for the promotion of the Products in the Territory, during the term of the notice plus three (3) months, a royalty free right to use all Medicis's Products promotional materials, even though such materials bear Medicis's name and logo or the Trademark(s), and (ii) Medicis shall provide Ipsen with sufficient quantities of Products promotional materials to cover the promotion of the Products during the aforesaid period.

         This Article 19.5.5 is without prejudice to any further rights which Medicis may grant to Ipsen on the Trademark(s) in the Territory under the Trademark(s) License Agreement.

19.6 Termination of this Agreement by either Party under this Article 19 shall not require resort to any court or compliance with any other formality than as provided for herein, and shall not prejudice the right of either party to recover any damages for breach of the present Agreement.

                                       40
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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

20.      MISCELLANEOUS

20.1 Except where otherwise noted, correspondence, notices and payments pursuant to this Agreement shall be in writing and shall be sent by international overnight courier and by fax, addressed to the following attention:

          -       For Ipsen:

         Ipsen Ltd, 190 Bath Road, Slough, Berkshire SL1 3XE, United Kingdom - Attention Company Secretary

         Copy to: SCRAS S.A.S., Attention General Counsel, 24 rue Erlanger, 75016 Paris, France

          -       For Medicis:

         Aesthetica Ltd., Dorchester House, 7 Church Street, Hamilton HM 11, Bermuda - Attention President

         Copy to: General Counsel, Medicis Pharmaceutical Corporation, 8125 North Hayden Road, Scottsdale, Arizona 85258, United States of America

         Or such other address, email or facsimile as a party shall from time to time advise at the above address.

         Such correspondence and notice shall be deemed to have been received on the earlier of the date of the confirmed transmission of any fax or two business days after the date when sent by international overnight courier.

20.2 This Agreement will be executed in duplicate originals and may be executed in two counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same agreement.

20.3 This Agreement, together with the Appendices hereto, sets forth the complete and final agreement between Ipsen and Medicis with regard to its subject matter and supersedes and terminates all prior agreements, arrangement, undertakings, and understandings, arrangements with regard to the same or related subject matter between the parties, whether oral or in writing, other than the letter signed by the parties of even date herewith.

20.4 The waiver by any party of any default under this Agreement or of any covenant, agreement or condition contained herein shall not be construed to constitute a waiver of any other default or breach whether similar or not.

20.5 (a) Subject to Section 20.5(b), neither party shall have the right to assign or delegate any of its obligations hereunder to any Third Party without the prior written consent of the other, which will not be unreasonably withheld or delayed. Notwithstanding the foregoing, in connection with a Change-of-Control of either party, the party subject to the Change-of-Control transaction may assign this Agreement, and/or delegate its obligations hereunder, to the Third Party assuming control of such party without the consent of the other party unless the Third Party seeking to obtain control is an actual or potential competitor whether inside or outside the Territory for the Product, i.e., is either marketing or promoting a product having the same active ingredient or having a directly competing muscle paralyzing effect, or is developing one or more formulations of botulinum toxins for aesthetic or other medical applications and/or has announced a plan or intention to market such a product whether inside or outside the Territory. For purposes of this Agreement, a Change-of-Control means
         (i) the acquisition by any person of a majority of the

                                       41
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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

         voting securities of a party , (ii) a merger, reorganization or other business combination in which the stockholders of the party beneficially own less than a majority of the voting securities of the surviving entity, (iii) the sale, conveyance transfer, lease or other disposition of all or substantially all of the assets of a party to a non-Affiliate party, or (iv) the sale, conveyance, transfer, lease or other disposition of the party's botulinum toxin products business.

         (b) Before giving effect to the prohibitions of Section 20.5(a) and before giving effect to Article 13.2, in the event that Medicis or Medicis's Affiliate is subject to a Change-of-Control or comes under common control with a Third Party that has direct or indirect ownership or control of a product that contains botulinum toxin, then within ninety (90) days following such event, unless extended by mutual consent with Ipsen, (i) Medicis (or, if applicable, Medicis's Affiliate) and such Third Party shall seek and complete divestiture of such Third Party's product that contains botulinum toxin or (ii) the parties and such Third Party shall use commercially reasonable efforts to ascertain whether they can, and, if so, negotiate in good faith towards a mutually acceptable arrangement whereby they can, in compliance with applicable laws, jointly exploit such Third Party's product that contains botulinum toxin together with the Product. In the event that neither (i) nor (ii) is capable of completion, Ipsen shall have the right to terminate this Agreement and Ipsen shall be entitled to retain all such consideration and/or milestone payments that shall have been paid by Medicis to Ipsen under this Agreement, prior to any such termination, it being understood that, in such event, Medicis shall not be entitled to any compensation or restitution, whatsoever.

20.6 This Agreement does not constitute an agency, joint venture or partnership and does not entitle a party to bind the other or to hold itself out as the representative of the other.

20.7 If any provision of this Agreement shall for any reason be held to be void, invalid, illegal or unenforceable in any respect, no other portion of this Agreement shall be affected thereby; provided however, that the parties shall in such case promptly negotiate in good faith such adjustments in this Agreement as shall be necessary to make it fair and equitable to the parties.

20.8 Each party shall, without further charge, perform all such acts and/or execute all such documents (or, where necessary procure the same) as are necessary to give full effect to this Agreement.

20.9 Force majeure: Non-performance of a party (other than for the payment of money) shall be excused to the extent that performance is rendered commercially impracticable by strike, fire, earthquake, flood, governmental acts or orders or restrictions, terrorist acts, war, failure of suppliers, or any other reason where failure to perform could not be reasonably foreseen, is beyond the reasonable control, and is not caused by the negligence, intentional conduct or misconduct of the non-performing party; provided, however, that the non-performing party shall use commercially reasonable efforts to resume performance as soon as reasonably practicable.

20.10 This Agreement shall be governed and construed in accordance with the laws of the State of New York (United States of America) as if all parties and actions occurred within New York, i.e., without the application of New York's law regarding choice of external law.

20.11 The parties agree that all disputes arising in connection with or related to this Agreement, including failure by the parties to reach agreement with respect to the matters described in Article 5.12, 9.1 or
         10.3 (a Dispute), shall be resolved in accordance with this Article
         20.11 and Articles 20.12 and 20.13, as applicable. Failure by the parties to reach agreement with respect to matters described in Articles 6.1.5 and 6.4 shall be resolved solely in accordance with
         Article 20.12.

                                       42
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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

         Upon the written request of either party, both parties shall appoint a designated representative, who shall be a senior executive of such party with relevant knowledge and authority with respect to the subject matter of the Dispute, whose task it will be to meet for the purpose of endeavoring to resolve such Dispute (Level 1 Review). The designated representatives, together with any other attendants or secretaries appointed by either party, shall meet as often as the parties reasonably deem necessary to discuss the Dispute and negotiate in good faith in an effort to resolve the Dispute without the necessity of any formal proceeding. Any resolutions reached as to any Dispute pursuant to the Level 1 Review process shall be binding, final and conclusive on the parties.

20.12 In the case of any Dispute arising under Article , 6.1.5, 6.4, 9.1 or 10.3, if resolution of the Dispute cannot be reached within thirty (30) days after the first Level 1 Review meeting when applicable (the Level 1 Termination Date) or within the time period assigned for discussions in Articles 6.1.5 and 6.4, the parties shall refer such Dispute to a Third Party expert jointly appointed by the parties. In the case of any Dispute arising under Article 6.4, 9.1 or 10.3, the Third Party expert appointed by the parties shall be a qualified accounting firm not the regular accounting firm of either party. In the case of any Dispute arising under Article 5.12, the Third Party expert shall be a pharmaceutical industry qualified consulting legal entity or individual, with adequate knowledge in the matters covered by such
         Article 5.12. In the case of any Dispute arising under Article 6.1.5, the Third Party expert shall be a qualified pharmaceutical industry business consulting legal entity or individual with adequate knowledge in the matters covered by Article 6.1.5. Should the parties fail to agree upon a Third Party expert, either party may request the American Arbitration Association to appoint the Third Party expert, which appointment shall be made by the American Arbitration Association within 15 (fifteen) calendar days at the latest after either party's request thereto.

         For purposes of resolving Disputes submitted to the Third Party expert, the parties may retain such professionals and experts, and submit such documentary evidence or testimony, as they may reasonably require, subject to the directions and orders of the Third Party expert and subject to compliance with the procedures and limitations specified in Articles 6.1.5 and 6.4, which shall govern and control the resolution of any Dispute arising under such Articles. Any determinations by the Third Party expert shall be binding, final and conclusive on the parties. Each of the parties shall bear their own costs and expenses and shall share the expert's expenses equally. In his or her discretion, the expert may award the prevailing party its reasonable fees, costs and other expenses from the other party.

20.13 In the case of any Dispute not subject to Third Party expert resolution pursuant to Article 20.12, if resolution of the Dispute cannot be reached within thirty (30) days after the Level 1 Termination Date, the parties shall submit the Dispute to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association
         (AAA) and shall bear equally the costs of the mediation. The parties will act in good faith to jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the AAA within thirty
         (30) days after the Level 1 Termination Date. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty (30) days commencing with the selection of the mediator and any extension of such period as may be mutually agreed to by the parties.

         If the parties cannot agree to a mediator within thirty (30) days after the Level 1 Termination Date or if the Dispute is not resolved within forty-five (45) days after the beginning of the mediation and any extension of such periods as mutually agreed to by the parties, the Dispute shall be referred to and conclusively resolved by arbitration under the Rules of Commercial Arbitration of the AAA, which rules are deemed to be incorporated by reference herein.

                                       43
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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

         The arbitration shall be conducted by a single arbitrator who shall be chosen jointly by the parties or, in the event they cannot agree, in accordance with the then-applicable AAA rules. The place of arbitration shall be in New York, New York, or such other place as the parties may agree upon in writing and the arbitration shall be conducted in the English language.

         Either party may file any award rendered by the AAA arbitrator, and may obtain enforcement of it, in any court of competent jurisdiction.

         Notwithstanding the referral of any Dispute arising out of or in connection with this Agreement to mediation or arbitration pursuant to this Article 20.13, both parties shall remain free to apply to any competent judicial authority for interim, injunctive or conservatory relief, provided that the making of any order by the relevant judicial authority in this regard shall not in any way prejudice the above tribunals' powers to make a determination on the matter referred to them in accordance with the Rules of Commercial Arbitration of the AAA.

         Each party acknowledges that monetary damages may not be a sufficient remedy for the violation of the non-competition covenants set forth in
         Article 13 of this Agreement or the unauthorized disclosure of information in violation of the covenants set forth in Article 17 of this Agreement, and that the other party be entitled, without waiving any other rights or remedies, to such injunctive and other equitable relief (without bond and without the necessity of showing actual monetary damages) as may be deemed proper by a court of competent jurisdiction.

         If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees.

20.14 Articles 20.10 to 20.14 shall survive termination or expiry of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement, through their duly appointed and authorized representatives, to be executed in duplicate.

                            [Signature Page Follows]

                                       44
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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Ipsen Ltd.

/s/ Alistair Stokes
----------------------------------------
Name: Alistair Stokes
Title: Chief Executive Officer
Date:  March 17, 2006

                                         Aesthetica, Ltd.

                                         /s/ Mark A. Prygocki, Sr.
                                         ---------------------------------------
                                         Name:  Mark A. Prygocki, Sr.
                                         Title:  President
                                         Date:  March 17, 2006

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   APPENDIX 1

                             IPSEN BIOPHARM LIMITED

                   SPECIFICATIONS FOR DYSPORT FINISHED PRODUCT

***

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                            APPENDIX 2 - U.S. PROGRAM

       (NON-U.S. PROGRAM TO BE ATTACHED IN ACCORDANCE WITH ARTICLE 3.3.1)

***

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   APPENDIX 4

                        PRODUCT DATA FORWARDED TO MEDICIS

***

                            APPENDIX 5 - TRADEMARK(S)

                                             Serial/Application     Registration
 Trademark       Country         Status           Number               Number
----------    -------------    ----------    ------------------     ------------
RELOXIN       United States    Registered        78267163              2920018
RELOXIN       Australia        Registered        1031310               1031310
RELOXIN       Hong Kong        Registered        300325449             300325449
RELOXIN       Japan            Registered        2004-107417           4883778
RELOXIN       New Zealand      Registered        721857                721857
RELOXIN       Singapore        Registered        T0420477B             T0420477B
RELOXIN       Argentina        Pending           2,556,368
RELOXIN       Brazil           Pending           826989420
RELOXIN       Canada           Pending           1225120
RELOXIN       China            Pending           4404754
RELOXIN       European         Pending           3550878
              Community
RELOXIN       Mexico           Pending           689658
RELOXIN       Russian          Pending           2004727366
              Federation
RELOXIN       South Korea      Pending           40-2004-53609
RELOXIN       Taiwan           Pending           093054832

                    APPENDIX 6 - MEDICIS DISTRIBUTION SYSTEM

Medicis contracts with McKesson for distribution services.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

            APPENDIX 7 - LIST OF INITIAL MEMBERS OF REVIEW COMMITTEE

IPSEN's appointed members on the Review Committee :

***

MEDICIS's appointed members on the Review Committee :

***

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                    APPENDIX 8 - CURRENT PRODUCT SUPPLY PRICE

      For the first *** vials of *** units of botulinum toxin type A activity per vial delivered to MEDICIS in any calendar year: USD *** per vial.

      For the next *** vials of *** units of botulinum toxin type A activity per vial delivered to MEDICIS in the same calendar year: USD *** per vial.

      For any vial of *** units of botulinum toxin type A activity per vial in excess of *** vials of *** units of botulinum toxin type A activity per vial delivered to MEDICIS in a same calendar year: USD ** per vial.

      The Current Product supply price is expressed before any valued added tax
      (VAT) or other taxes whatsoever based on the supply price.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                    APPENDIX 12 - LIST OF CURRENT AGREEMENTS

            INAMED CORPORATION RELOXIN-RELATED THIRD PARTY CONTRACTS

***